Exhbibit 10.4

                                   Exhibit "B"
  Attached to and made a part of that certain Participation Agreement covering High Island Block 53 Prospect, dated August 25, 2004, by and between Millennium
             Offshore Group, Inc., and Ridgewood Energy Corporation.

                          OFFSHORE OPERATING AGREEMENT
                          High Island Block 53 Prospect

Section                                                                     Page
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                               TABLE OF CONTENTS
Table of Contents                                                           1-4

                                    ARTICLE 1
                                  APPLICATIONS
Preliminary Recitals                                                          5
1.1     Application to Each Lease                                             5

                                    ARTICLE 2
                                   DEFINITIONS
2.0A    AFE                                                                   5
2.0B    Casing Point Election                                                 5
2.1     Development Operations                                                5
2.2     Development Well                                                      5
2.3     Exploratory Operations                                                5
2.4     Exploratory Well                                                      5
2.5     Facilities                                                            5
2.6     Lease                                                                 5
2.7     Non-Consent Operations                                                5
2.8     Non-Consent Platform                                                  5
2.9     Non-Consent Well                                                      5
2.10    Non-Operator                                                          5
2.11    Non-Participating Party                                               6
2.12    Non-Participating Party's Share                                       6
2.13    Operator                                                              6
2.14    Participating Interest                                                6
2.15    Participating Party                                                   6
2.16    Producible Well                                                       6
2.18    Working Interest                                                      6
2.18    Affiliate                                                             6
2.19    Sidetrack or Sidetracking                                             6
2.20    Platform                                                              6
2.21    Reservoir                                                             6

                                    ARTICLE 3
                                    EXHIBITS
3.1     Exhibits                                                              6
        3.1.1    Exhibit "A" Leases, Parties, Working Interests,
                 Addresses & Representatives                                  6
        3.1.2    Exhibit "B" Insurance Provisions                             6
        3.1.3    Exhibit "C" Accounting Procedure                             6
        3.1.4    Exhibit "D" Non-Discrimination                               6
        3.1.5    Exhibit "E" Gas Balancing Agreement                          6
        3.1.6    Exhibit "F" Memorandum of Operating Agreement &
                 Financing Statement                                          6

                                    ARTICLE 4
                                    OPERATOR
4.1     Operator                                                              6
4.2     Resignation                                                           7
4.3     Removal of Operator                                                   7
4.4     Selection of Successor                                                7
4.5     Delivery of Property                                                  7

                                    ARTICLE 5
                        AUTHORITY AND DUTIES OF OPERATOR
5.1     Exclusive Right to Operate                                            7
5.2     Workmanlike Conduct                                                   7
5.3     Liens and Encumbrances                                                7
5.4     Employees                                                             7
5.5     Records                                                               7
5.6     Compliance                                                            7
5.7     Drilling                                                              7
5.8     Reports                                                               7
5.9     Permits and Licenses                                                  8

Section                                                                     Page
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5.10    Information to Participating Parties                                  8
5.11    Information to Non-Participating Parties                              8

                                    ARTICLE 6
                          VOTING AND VOTING PROCEDURES
6.1     Designation of Representatives                                        8
6.2     Voting Procedures                                                     8
        6.2.1    Voting Interest                                              8
        6.2.2    Vote Required                                                8
        6.2.3    Votes                                                        8
        6.2.4    Meetings                                                     9
                                    ARTICLE 7
                                     ACCESS
7.1     Access to Lease                                                       9
7.2     Reports                                                               9
7.3     Confidentiality                                                       9
7.4     Limited Disclosure                                                    9
7.5     Press Releases                                                        9
7.6     Media Releases                                                        9

                                    ARTICLE 8
                                  EXPENDITURES

8.1     Basis of Charge to the Parties                                       10
8.2     Authorization                                                        10
8.3     Advance Billings                                                     10
8.4     Failure to Commence Operations Timely                                10
8.5     Refund of Excess Funds                                               10
8.6     Commingling Funds                                                    10
8.7     Security Rights                                                      10
8.8     Unpaid Charges                                                       11
8.9     Default                                                              11
8.10    Carved-Out Interests                                                 11

                                    ARTICLE 9
                                     NOTICES
9.1     Giving and Receiving Notices                                         11
9.2     Content of Notice                                                    11
9.3     Response of Notices                                                  12
        9.3.1    Platform Construction                                       12
        9.3.2    Proposal Without Platform                                   12
        9.3.3    Other Matters                                               12
9.4     Failure to Respond                                                   12
9.5     Timely Operations                                                    12
9.6     Restrictions on Multiple Well Proposals                              12

                                   ARTICLE 10
                                EXPLORATORY WELLS
10.1    Operations by All Parties                                            12
10.2    Second Opportunity to Participate                                    12
10.3    Operations by Fewer Than All Parties                                 13
        10.3.1   Subsequent Exploratory Wells                                13
        10.3.2   Subsequent Exploratory Wells/Non-Production Reversion       14
10.4    Course of Action After Drilling to the Initial Objective Depth       14

                                   ARTICLE II
                             DEVELOPMENT OPERATIONS
11.1    Operations By All Parties                                            15
11.2    Second Opportunity to Participate                                    15
11.3    Operations By Fewer Than All Parties                                 15
11.4    Timely Operations                                                    16
11.5    Course of Action After Drilling to Initial Objective Depth           16
11.6    Deeper Drilling                                                      16

                                   ARTICLE 12
                             NON-CONSENT OPERATIONS
12.1    Non-Consent Operations                                               16
        12.1.1   Non-Interference                                            16
        12.1.2   Multiple Completion Limitation                              16
        12.1.3   Liens                                                       16
        12.3.4   Metering                                                    16
        12.1.5   Platform Salvage                                            16
        12.1.6   Non-Consent Well                                            16
        12.1.7   Cost Information                                            17
12.2    Penalties                                                            17

Section                                                                     Page
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12.3    Recoupment and Salvage                                               18
12.4    Deepening of Non-Consent Wells                                       18
12.5    Operations from Non-Consent Platform                                 18
12.6    Discovery of Extension from Mobile Drilling Operations               18
12.7    Allocation of Platform Costs to Non-Consent Operations               18
        12.7.1   Charges                                                     19
        12.7.2   Operating and Maintenance Charges                           19
        12.7.3   Payments                                                    19
12.8    Retention of Lease by Non-Consent Well                               19
12.9    Non-Consent Drilling to Maintain Lease                               19
12.10   Allocation of Costs (Single Completion)                              20
12.11   Allocation of Costs Between Zones (Multiple Completions)             20
12.12   Allocation of Costs Between Zones (Dry Hole)                         20
12.13   Intangible Drilling and Completion Allocations                       21

                                   ARTICLE 13
                                   FACILITIES
13.1    Approval                                                             21
13.2    Ownership                                                            21
13.3    Contracts                                                            21
13.2    Other Facilities                                                     21

                                   ARTICLE 14
                            ABANDONMENT AND SALVAGE
14.1    Platform Salvage and Removal Costs                                   21
14.2    Abandonment of Producible Well                                       21
14.3    Assignment of Interest                                               22
14.4    Abandonment Operations Required by Governmental Authority            22
14.5    Operator Purchase of Salvage Materials                               22
14.6    Non-Operator Purchase of Salvage Materials                           22

                                   ARTICLE 15
                                   WITHDRAWAL
15.1    Withdrawal                                                           22
15.2    Limitations of Withdrawal                                            23

                                   ARTICLE 16
                     RENTALS, ROYALTIES, AND OTHER PAYMENTS
16.1    Creation of Overriding Royalty                                       23
16.2    Payment of Rentals and Minimum Royalties                             23
16.3    Non-Participation in Payments                                        23
16.4    Royalty Payments                                                     23

                                   ARTICLE 17
                                      TAXES
17.1    Property Taxes                                                       24
17.2    Contest of Property Tax Valuation                                    24
17.3    Production and Severance Taxes                                       24
17.4    Other Taxes and Assessments                                          24

                                   ARTICLE 18
                                    INSURANCE
18.1    Insurance                                                            24

                                   ARTICLE 19
                         LIABILITY, CLAIMS AND LAWSUITS
19.1    Individual Obligations                                               24
19.2    Notice of Claim or Lawsuit                                           24
19.3    Settlements                                                          24
19.4    Legal Expense                                                        24
19.5    Liability for Losses, Damages, Injury or Death                       24
19.6    Indemnification                                                      24

                                   ARTICLE 20
                           INTERNAL REVENUE PROVISIONS
20.1    Election of Partnership Provisions                                   25

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Section                                                                     Page
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                                   ARTICLE 21
                                  CONTRIBUTIONS
21.1    Notice of Contributions Other Than Advances for Sale of
        Production                                                           25
21.2    Cash Contributions                                                   25
21.3    Acreage Contributions                                                25

                                   ARTICLE 22
                             DISPOSAL OF PRODUCTION
22.1    Facilities to Take In Kind                                           26
22.2    Duty to Take In Kind                                                 26
22.3    Failure to Take In Kind                                              26
22.4    Expenses of Delivery In Kind                                         26
22.5    Gas Balancing Agreement                                              26

                                   ARTICLE 23
                                 APPLICABLE LAW
23.1    Applicable Law                                                       26

                                   ARTICLE 24
                    LAWS, REGULATIONS AND NON-DISCRIMINATION
24.1    Laws and Regulations                                                 26
24.2    Non-Discrimination                                                   26

                                   ARTICLE 25
                                  FORCE MAJEURE
25.1    Force Majeure                                                        26
25.2    Notice                                                               26

                                   ARTICLE 26
                SUCCESSORS, ASSIGNS AND AREA OF MUTUAL INTEREST
26.1    Successors and Assigns                                               27
26.2    Area of Mutual Interest                                              27
26.3    Transfer of Interest                                                 27
26.4    Assignments                                                          27

                                   ARTICLE 27
                                      TERM
27.1    Term 27                                                              27

                                   ARTICLE 28
                                    EXECUTION
28.1    Counterpart Execution                                                28

        Signatures                                                           28

                          OFFSHORE OPERATING AGREEMENT

     THIS  AGREEMENT,  made  effective  the 25th  day of  August,  2004,  by the
signatories   hereof,   herein   referred  to   collectively  as  "Parties"  and
individually as "Party".

                                   WITNESSETH:

     WHEREAS, the Parties are owners of the one or more oil and gas leases identified in Exhibit "A", and desire to explore, develop, produce and operate said leases.

     NOW THEREFORE, in consideration of the premises and of the mutual agreements herein, it is agreed as follows:

                                    ARTICLE 1
                                  APPLICATIONS

     1.1 Application to Each Lease. If more than one oil and gas lease is identified in Exhibit "A", this Agreement shall apply separately to each such lease.

                                    ARTICLE 2
                                   DEFINITIONS

     2.0.A AFE. An Authorization for Expenditure prepared by a Party for the purpose of estimating the costs to be incurred in conducting an operation hereunder

     2.0.B Casing Point. The point in time when the well, Substitute Well or any Exploratory and/or Development Well has been drilled to its proposed Objective Depth, or mutually agreed to lesser depth, and all tests included in the approved Authority of Expenditure ("AFE"), have been performed unless waived by mutual agreement of the Parties and a recommendation is made by Operator to: (i) set casing and complete the well (ii) plug and abandon the well or (iii) conduct other operations as provided for in Articles 10.5.

     2.1 Development Operations. Drilling Operations (a well to be drilled, recompleted, deepened, or plugged back) on the Lease scheduled for an objective zone, horizon or formation which, as a result of previous drilling, has been established as producible under 2.16 below.

     2.2 Development Well. Any well proposed as a Development Operation.

     2.3 Exploratory Operations. Drilling Operations on the Lease which are:

          a) Scheduled for an objective zone, horizon or formation which has not been established as producible on the Lease under 2.16 below; or

          b) Scheduled for an objective zone, horizon or formation already established as producible on the Lease under 2.16 below, but the vertical projection of the midpoint of such objective will be penetrated at a location which is more than 3,000' from the vertical projection of the midpoint of the same objective in the nearest well on the Lease which has been proven to be producible, or such objective is agreed by all Parties to be in a separate reservoir not in communication with a well proven to be producible.

     2.4 Exploratory Well. Any well proposed as an Exploration Operation.

     2.5 Facilities. All lease equipment beyond the wellhead connections including but not limited to equipment for gathering, storage, treating, compression, and production handling. Facilities shall not include Pipelines used for transporting and marketing oil and/or gas produced from the Lease.

     2.6 Lease. Each oil and gas lease identified in Exhibit "A" and the lands affected thereby.

     2.7 Non-Consent Operations. Exploratory or Development Operations conducted by fewer than all Parties.

     2.8 Non-Consent Platform. A drilling or production Platform owned by fewer than all Parties.

     2.9 Non-Consent Well. An Exploratory or Development Well owned by fewer than all Parties.

     2.10 Non-Operator. Any Party to this Agreement other than the Operator.

     2.11 Non-Participating Party. Any Party other than a Participating Party.

     2.12   Non-Participating   Party's  Share.  The  Participating  Interest  a
Non-Participating Party would have had if all Parties had participated in the operation.

     2.13 Operator. The Party designated under this Agreement to conduct Exploratory and Development Operations.

     2.14  Participating   Interest.  A  Participating   Party's  percentage  of
participation in an operation conducted pursuant to this Agreement.

     2.15 Participating Party. A Party who joins in an operation conducted pursuant to this Agreement

     2.16 Producible Well. A well producing oil or gas, or, if not producing oil or gas, a well determined to be capable of producing in paying quantities pursuant to any applicable order issued by appropriate governmental authority.

     2.17 Working Interest. The ownership of each Party in and to the Lease as set forth in Exhibit "A".

     2.18 Affiliate. In relation to any of the Parties, shall mean any company which is a subsidiary of such Party or of which such Party is a subsidiary or which is a subsidiary of a company of which such Party is a subsidiary. For the purpose of this definition, the term "subsidiary" shall mean a company controlled directly or indirectly by another company which holds or controls sufficient voting shares of the former to elect the majority of its board of directors.

     2.19 Sidetrack or Sidetracking. Any proposal to directionally control or intentionally deviate a well so as to change the bottom hole location from that as originally proposed and shall not refer to operations undertaken to straighten the hole or to drill around junk in the hole or because of other mechanical difficulties.

     2.20 Platform. A structure to be installed offshore for drilling or production operations on the Lease. Including, but not limited to jackets, caissons and subsea templates.

     2.21 Reservoir. An underground accumulation of hydrocarbon and minerals comprising a single, separate, naturally contained system characterized by a single pressure.

                                    ARTICLE 3
                                    EXHIBITS

     3.1 Exhibits. Attached hereto are the following exhibits, which are incorporated herein by reference:

          3.1.1 Exhibit "A". Description of Leases, Working Interest of the Parties in each Lease, the Parties' addresses and Designated Representatives.

          3.1.2 Exhibit "B". Insurance Provisions.

          3.1.3 Exhibit "C". Accounting Procedure.

          3.1.4 Exhibit "D". Non-Discrimination Provisions.

          3.1.5 Exhibit "E". Gas Balancing Agreement.

          3.1.6 Exhibit "F". Memorandum of Operating Agreement and Financing Statement


                                    ARTICLE 4
                                    OPERATOR

     4.1 Operator. Millennium Offshore Group. Inc. is hereby designated as Operator. Operator shall not have the right to assign or transfer any rights, duties or obligations of Operator to another Party.

     4.2 Resignation. Operator may resign at any time by giving written notice to the Parties. Such resignation shall become effective at 7:00 a.m. on the first day of the month following a period of ninety (90) days after the date of said notice, unless a successor Operator has assumed the duties of Operator prior to such date.

     4.3 Removal of Operator. Should Operator or any successor Operator hereunder (1) dissolve, liquidate or terminate its corporate existence, (2) become insolvent, bankrupt or subject to receivership, (3) be unable to pay its bills as they come due, it shall thereupon cease to be Operator hereunder, or should it commit a substantial breach of a material provision of this agreement and fail to cure within 90 days after notice of breach, or should it fail to perform its duties hereunder, it may be removed as Operator by an affirmative vote of two (2) or more Parties having a combined Working Interest of fifty-one percent (51%) or more after excluding the Working Interest of Operator.

     4.4 Selection of Successor. Upon resignation or removal of Operator, a successor Operator shall be selected by an affirmative vote of two (2) or more Parties having a combined Working Interest of fifty-one (51%) or more after excluding the Working Interest of the removed or resigned Operator.

     4.5 Delivery of Property. Prior to the effective date of resignation or removal, Operator shall deliver promptly to successor Operator the possession of everything owned by the Parties pursuant to this Agreement.

                                    ARTICLE 5
                        AUTHORITY AND DUTIES OF OPERATOR

     5.1 Exclusive Right to Operate. Unless otherwise provided, Operator shall have the exclusive right and duty to conduct all operations pursuant to this Agreement. Operator shall not be deemed or hold itself out as the agent or fiduciary of the non-operators.

     5.2 Workmanlike Conduct. Operator shall conduct all operations in a good and workmanlike manner, as would a prudent operator under the same or similar circumstances. Operator shall not be liable to the Parties for losses sustained or liabilities incurred except such as may result from its gross negligence or willful misconduct. Unless otherwise provided, Operator shall consult with the Parties and keep them informed of all important matters.

     5.3 Liens and Encumbrances. Operator shall endeavor to keep the Lease and equipment free from all liens and encumbrances occasioned by operations hereunder, except those provided for in Section 8.5.

     5.4 Employees. Operator shall select employees and determine their number, hours of labor and compensation. Such employees shall be employees of Operator.

     5.5 Records. Operator shall keep accurate books, accounts and records of operations hereunder which, unless otherwise provided for in this Agreement, shall be available at reasonable times to each Party or its authorized representatives.

     5.6 Compliance. Operator shall comply with and require all agents and contractors to comply with all applicable laws, rules, regulations and orders of any governmental agency having jurisdiction.

     5.7  Drilling.  Operator  shall  have  all  drilling  operations  including mobilization and demobilization, conducted by qualified and responsible independent contractors under competitive contracts then prevailing. However, Operator may employ its own equipment and personnel in the conduct of such operations, but such work shall be performed by Operator acting as an independent contractor under a written contract containing the terms and conditions and at rates as are customary and then prevailing in competitive contracts of independent contractors who are doing work of a similar nature and pursuant to a written agreement among the Participating Parties.

     5.8 Reports. Operator shall make reports to governmental authorities that it has a duty to make as Operator and shall furnish copies of such reports to Participating Parties. Operator shall give timely written notice to the Parties of all litigation and hearings affecting the Lease or operations hereunder.

     5.9 Permits and Licenses. Operator shall secure any and all permits and/or licenses required by all applicable laws, rules, regulations or orders of any governmental agency that it has a duty to secure, as Operator, and shall furnish copies of same to each Participating Party.

     5.10 Information to Participating Parties. Operator shall furnish each Participating Party the following information pertaining to each well being drilled:

          a) copy of application for permit to drill and all amendments thereto, along with a copy of permit issued;

          b) copy of plat of well location;

          c) daily drilling reports, workover and daily production by telephone, telecopy, or facsimile followed by weekly written reports;

          d) complete report of all core analysis;

          e) copies of any logs or surveys as run;

          f) copies of any well test results, bottom-hole pressure surveys, gas and condensate analysis or similar information;

          g) copies of reports made to regulatory agencies; and

          h) (1) twenty-four [24] hour notice of logging, coring and testing operations; and (2) samples of cuttings and cores marked as to depth, to be packaged and shipped at the expense of the requesting Party;

          i) upon written request, any other pertinent information available to Operator and relative thereto.

Each Participating Party shall furnish Operator, in wilting, the names, addresses, telephone and/or telecopy numbers of persons to whom such information and notices shall be given.

     5.11 Information to Non-Participating Parties. Operator shall furnish to each Non-Participating Party copies of all non-confidential reports made to regulatory agencies, with concurrence of participating parties.

                                    ARTICLE 6
                          VOTING AND VOTING PROCEDURES

     6.1 Designation of Representatives. The names and addresses of the representative and alternate, who are authorized to represent and bind each Party with respect to operations hereunder, are set forth in Exhibit "A". The designated representative or alternate may be changed by written notice to the other Parties.

     6.2 Voting Procedures. Unless otherwise provided, any matter requiring approval of the Parties shall be determined as follows:

          6.2.1 Voting Interest. Each Party shall have a voting interest equal to its Working Interest or its Participating Interest, as applicable.

          6.2.2 Vote Required. Proposals requiring approval of the parties shall be decided by an affirmative vote of one (1) or more Parties having a combined voting interest of fifty percent (50%) or more.

          6.2.3 Votes. The Parties may vote at meetings; by telephone, promptly confirmed in writing to Operator; or by letter, telegram, telex or telecopier. Operator shall give prompt notice of the results of such voting to each Party.

          6.2.4 Meetings. Meetings of the Parties may be called by Operator upon its own motion or at the request of one (1) or more Parties having a combined voting interest of not less than ten percent (10%). Except in the case of an emergency, no meeting shall be called on less than ten (10) days advance notice, with meeting agenda attached. The representative of Operator shall be chairman of each meeting.

                                    ARTICLE 7
                                     ACCESS

     7.1 Access to Lease. Each Party shall have access to the Lease at its sole risk and expense at all reasonable times to inspect operations and wells in which it participates and records and data pertaining thereto.

     7.2 Reports. Except as is otherwise provided in this Agreement, Operator shall furnish to a Party, upon written request, any information to which such Party is entitled hereunder. The costs of gathering and furnishing information not otherwise furnished under Article 5 shall be charged to the requesting Party.

     7.3 Confidentiality. Except as provided in Section 7.4 and except for necessary disclosures to governmental agencies, no Party shall release any geological, geophysical, reservoir, engineering, production costs or technical information or any logs or other information pertaining to the progress, tests, or results of any well unless agreed to by the Participating Parties.

     7.4 Limited Disclosure. Any Party may make confidential data available to reputable engineering firms and gas transmission companies for hydrocarbon reserve and other technical evaluations, and to reputable financial institutions for study prior to commitment of funds and to third parties with which a Party is engaged in a bona fide effort to sell its interest in the Lease. The confidential data made available shall not be removed from the custody or premises of the party making such data available. Any third party permitted such access shall first agree, in writing, to be bound by the confidentiality provisions of this Agreement. Provided, however, in no event shall confidential data be made available to any third party or an Affiliate thereof who is also an interest owner in an offsetting block without the consent of all Parties to this Agreement being first obtained.

     7.5 Press Releases. The foregoing provisions of this Article 7 notwithstanding, any releases to the news media concerning operations on the Lease shall be made in accordance with the provisions of this Section 7.5 and
7.6. Any Participating Party may originate such releases, subject to the Parties' rights set forth below. Only the following information may be included in any such release:

          a) name of the well;

          b) location of the well, specifying block, area and adjacent state;

          c) date the Lease was acquired and bonus paid;

          d) intervals tested;

          e) test results;

          f) development or confirmation plans; and

          g) Participating Parties and their Participating Interests.

Any proposed release shall be delivered to all Participating Parties forty-eight
(48) hours before being issued to the news media. Any Participating Party desiring its name to be excluded from such new release shall so advise the originating Party within said forty-eight (48) hour period. Notwithstanding the foregoing, no news release shall be issued without the approval of one (1) or more Participating Parties owning at least fifty percent (50%) of the Participating Interests in the subject well unless such Party is required by law to release such information.

     7.6 Media Releases. Except as agreed by all Participating Parties or otherwise permitted by this Article, no party shall issue a news or media release about operations on the Lease. In an emergency involving extensive property or environmental damage, operations failure, loss of human life, or other clear emergency, and for which there is sufficient time to obtain the prior approval of the Parties, Operator may furnish the minimum, strictly factual, information necessary to satisfy the legitimate public interest of the media, the rules of a stock exchange on which a Party's or it's Affiliate's shares or other securities are traded and governmental authorities having jurisdiction. Operator shall then promptly advise the other Parties of the information furnished in response to the emergency. Any Party shall always have the right to remove its name from any proposed press release.

                                    ARTICLE 8
                                  EXPENDITURES

     8.1 Basis of Charge to the Parties. Operator shall pay all costs incurred hereunder and each Party shall reimburse Operator on a timely basis for such costs in proportion to its Participating Interest. All charges, credits and accounting for expenditures shall be pursuant to Exhibit "C". The provisions of this Agreement shall prevail in the event of conflict with Exhibit "C".

     8.2 Authorization. Operator shall neither make any single expenditure nor undertake any project costing in excess of Seventy-five Thousand Dollars ($75,000.00) without prior approval of the Participating Parties. Operator shall furnish written information to all the Participating Parties on any expenditure in excess of Twenty-five Thousand Dollars ($25,000.00). Subject to any election provided in Articles 10 and 11, approval of a well operation shall include approval of all necessary expenditures through installation of the wellhead. Notwithstanding the provisions of this Section, in the event of an emergency, Operator may immediately make such expenditures as in its opinion are required to safeguard life and property in dealing with the emergency. Operator shall report to the Parties, as promptly as possible, the nature of the emergency and action taken.

     8.3 Advance Billings. Operator shall have the right to require each Party to advance its respective share of estimated expenditures pursuant to Exhibit "C"; provided, however, that if the operations during the next succeeding month involves a major operation, such as spudding, drilling, sidetracking, completing, major workover, etc., Operator shall be required to demand and receive payment no later than five (5) days prior to commencing operations of each Party's proportionate share of the AFE amount (dry hole and plugging and abandonment in the case of a well proposal) for such major operation; and provided further, if any Party fails to timely pay its share of such estimated costs, Operator shall give notice referring to this provision to said Party via certified mail, and if said Party does not pay its share of such costs within five (5) days of receipt of said notice, said Party shall, at the option of the Consenting Parties, be deemed a Non-Consenting Party as to such operation.

     8.4 Failure to Commence Operations Timely. In the event a proposed operation for which funds are advanced to the Operator is not commenced timely in accordance with the terms of this Agreement, Operator shall, no later than ten (10) days after the last date provided herein for the commencement of such operation, remit to each Non-Operator an amount of money equal to the amount, if any, each Non-Operator had theretofore advanced to Operator for the proposed operation.

     8.5 Refund of Excess Funds. Not later than ninety (90) days after the completion of an operation proposed hereunder, Operator shall remit to each Non-Operator participating in such operation, an amount of money equal to the amount of cash theretofore advanced to Operator by each Non-Operator for the operation that was not used, if any, by Operator in connection with such completed operation.

     8.6 Commingling Funds. Funds received by Operator under this Agreement may be commingled with its own funds.

     8.7 Security Rights. In addition to any other security rights and remedies provided by law with respect to services rendered or materials and equipment furnished under this Agreement, for and in consideration of the covenants and mutual undertakings of the Operator and the Non-Operators herein, the Parties shall have the following security rights:

          8.7.1 Mortgage in Favor of the Operator. Each Non-Operator hereby grants to the Operator a mortgage, hypothecate, and pledge of and over all of its rights, titles, and interests in and to (a) the Lease, (b) the hydrocarbons in, on, under, and that may be produced from the lands within the Lease, and (c) all other immovable property susceptible of mortgage situated within the Lease. This mortgage is given to secure the complete and timely performance of and payment by each Non-Operator of all obligations and indebtedness of every kind and nature, whether now owed by such Non-Operator or hereafter arising, pursuant to this Agreement. To the extent susceptible under applicable law, this mortgage and the security interests granted in favor of the Operator herein shall secure the payment of all costs and other expenses properly charged to such Party, together with (A) interest on such indebtedness, costs, and other expenses at the rate set forth in Exhibit "C" attached hereto (the "Accounting Procedure") or the maximum rate allowed by law, whichever is the lesser, (B) reasonable attorneys' fees, (C) court costs, and (D) other directly related collection costs. If any Non-Operator does not pay such costs and other expenses or perform its obligations under this Agreement when due, the Operator shall have the additional right to notify the purchaser or purchasers of the defaulting Non-Operator's Hydrocarbon production and collect such costs and other expenses out of the proceeds from the sale of the defaulting Non-Operator's share of Hydrocarbon production until the amount owed has been paid. The Operator shall have the right to offset the amount owed against the proceeds from the sale of such defaulting Non-Operator's share of Hydrocarbon production from the Lease. Any purchaser of such production shall be entitled to rely on the Operator's statement concerning the amount of costs and other expenses owed by the defaulting Non-Operator and payment made to the Operator by any purchaser shall be binding and conclusive as between such purchaser and such defaulting Non-Operator. The maximum amount for which the mortgage herein granted by each Non-Operator shall be deemed to secure the obligations and indebtedness of such Non-Operator to the Operator as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 (the "Limit of the Mortgage of each Non-Operator"). Notwithstanding the foregoing Limit of the Mortgage of each Non-Operator, the liability of each Non-Operator under this Agreement and the mortgage and security interest granted hereby shall be limited to (and the Operator shall not be entitled to enforce the same against such Non-Operator for, an amount exceeding) the actual obligations and indebtedness [including all interest charges, costs, attorneys' fees, and other charges provided for in this Agreement or in the Memorandum of Operating Agreement and Financing Statement, as such term is defined in Article 8.7.5 (Recordation) hereof] outstanding and unpaid and that are attributable to or charged against the interest of such Non-Operator pursuant to this Agreement.

          8.7.2 Security Interest in Favor of the Operator. To secure the complete and timely performance of and payment by each Non-Operator of all obligations and indebtedness of every kind and nature, whether now owed by such Non-Operator or hereafter arising, pursuant to this Agreement, each Non-Operator hereby grants to the Operator a continuing security interest in and to all of its rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (a) all hydrocarbons produced from the lands or offshore blocks covered by the Lease or attributable to the Lease when produced, (b) all accounts receivable accruing or arising as a result of the sale of such hydrocarbons (including, without limitation, accounts arising from gas imbalances or from the sale of hydrocarbons at the wellhead), (c) all cash or other proceeds from the sale of such hydrocarbons once produced, and (d) all Platforms and Development Facilities, wells, fixtures, other corporeal property, whether movable or immovable, whether now or hereafter placed on the lands or offshore blocks covered by the Lease or maintained or used in connection with the ownership, use or exploitation of the Lease, and other surface and sub-surface equipment of any kind or character located on or attributable to the Lease and the cash or other proceeds realized from the sale, transfer, disposition or conversion thereof. The interest of the Non-Operators in and to the oil and gas produced from or attributable to the Lease when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Lease. To the extent susceptible under applicable law, the security interest granted by each Non-Operator hereunder covers: (A) all substitutions, replacements, and accessions to the property of such Non-Operator described herein and is intended to cover all of the rights, titles and interests of such Non-Operator in all movable property now or hereafter located upon or used in connection with the Lease, whether corporeal or incorporeal; (B) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of such Non-Operator in connection with the Lease, or the hydrocarbons produced from or attributable to the Lease, whether now owned and existing or hereafter acquired or arising, including, without limitation, all interests of each Non-Operator in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Lease; and (C) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired, of each Non-Operator in and to the contracts, agreements, permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Lease, including the following:

               (1) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Exhibit "A," to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to all or any portion of the Lease, and all units created by any such pooling, unitization, and communitization agreements and all units formed under orders, regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Lease;

               (2) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and processing contracts and agreements, including, without limitation, those contracts and agreements that are described on Exhibit "A," to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Lease; and

               (3) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Lease.

          8.7.3 Mortgage in Favor of the Non-Operators. The Operator hereby grants to each Non-Operator a mortgage, hypothecate, and pledge of and over all of its rights, titles, and interests in and to (a) the Lease; (b) the hydrocarbons in, on, under, and that may be produced from the lands within the Lease; and (c) all other immovable property or other property susceptible of mortgage situated within the Lease. This mortgage is given to secure the compete and timely performance of and payment by the Operator of all obligations and indebtedness of every kind and nature, whether now owed by the Operator or hereafter arising, pursuant to this Agreement. To the extent susceptible under applicable law, this mortgage and the security interests granted in favor of each Non-Operator herein shall secure the payment of all costs and other expenses properly charged to the Operator, together with (A) interest on such indebtedness, costs, and other expenses at the rate set forth in Exhibit "C" or the maximum rate allowed by law, whichever is the lesser, (B) reasonable attorneys' fees, (C) court costs, and (D) other directly related collection costs. If the Operator does not pay such costs and other expenses or perform its obligations under this Agreement when due, the Non-Operators shall have the additional right to notify the purchaser or purchasers of the Operator's Hydrocarbon production and collect such costs and other expenses out of the proceeds from the sale of the Operator's share of Hydrocarbon production until the amount owed has been paid. The Non-Operators shall have the right to offset the amount owed against the proceeds from the sale of the Operator's share of Hydrocarbon production from the Lease. Any purchaser of such production shall be entitled to rely on the Non-Operators' statement concerning the amount of costs and other expenses owed by the Operator and payment made to the Non-Operators by any purchaser shall be binding and conclusive as between such purchaser and the Operator. The maximum amount for which the mortgage herein granted by the Operator shall be deemed to secure the obligations and indebtedness of the Operator to all Non-Operators as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 in the aggregate (the "Limit of the Mortgage of the Operator"). Notwithstanding the foregoing Limit of the Mortgage of the Operator, the liability of the Operator under this Agreement and the mortgage and security interest granted hereby shall be limited to (and the Non-Operators shall not be entitled to enforce the same against the Operator for, an amount exceeding) the actual obligations and indebtedness [including all interest charges, costs, attorneys' fees, and other charges provided for in this Agreement or in the Memorandum of Operating Agreement and Financing Statement, as such term is defined in Article 8.7.5 (Recordation) hereof] outstanding and unpaid and that are attributable to or charged against the interest of the Operator pursuant to this Agreement.

          8.7.4 Security Interest in Favor of the Non-Operators. To secure the complete and timely performance of and payment by the Operator of all obligations and indebtedness of every kind and nature, whether now owed by the Operator or hereafter arising, pursuant to this Agreement, the Operator hereby grants to each Non-Operator a continuing security interest in and to all of its rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (a) all hydrocarbons produced from the lands or offshore blocks covered by the Lease or included within the Lease or attributable to the Lease when produced, (b) all accounts receivable accruing or arising as a result of the sale of such hydrocarbons (including, without limitation, accounts arising from gas imbalances or from the sale of hydrocarbons at the wellhead), (c) all cash or other proceeds from the sale of such hydrocarbons once produced, and (d) all Platforms and Development Facilities, wells, fixtures, other corporeal property whether movable or immovable, whether now or hereafter placed on the offshore blocks covered by the Lease or maintained or used in connection with the ownership, use or exploitation of the Lease, and other surface and sub-surface equipment of any kind or character located on or attributable to the Lease and the cash or other proceeds realized from the sale, transfer, disposition or conversion thereof. The interest of the Operator in and to the hydrocarbons produced from or attributable to the Lease when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Lease. To the extent susceptible under applicable law, the security interest granted by the Operator hereunder covers:
(A) all substitutions, replacements, and accessions to the property of the Operator described herein and is intended to cover all of the rights, titles and interests of the Operator in all movable property now or hereafter located upon or used in connection with the Lease, whether corporeal or incorporeal; (B) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of the Operator in connection with the Lease, the hydrocarbons produced from or attributable to the Lease, whether now owned and existing or hereafter acquired or arising, including, without limitation, all interests of the Operator in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Lease; and (C) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired, of the Operator in and to the contracts, agreements, permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to the Lease, including the following:

               (1) all of its rights, titles, and interests, whether now owned and existing or thereafter acquired or arising, in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Exhibit "A," to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to all or any portion of the Lease, and all units created by any such pooling, unitization, and communitization agreements and all units formed under orders, regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Lease;

               (2) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and Development contracts and agreements, including, without limitation, those contracts and agreements that are described on Exhibit "A," to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Lease; and

               (3) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, and similar rights and privileges that relate to or are appurtenant to any of the Lease.

          8.7.5 Recordation. To provide evidence of, and to further perfect the Parties' security rights created hereunder, upon request, each Party shall execute and acknowledge the Memorandum of Operating Agreement and Financing Statement attached as Exhibit "F" (the "Memorandum of Operating Agreement and Financing Statement in multiple counterparts as appropriate. The Parties authorize the Operator to file the Memorandum of Operating Agreement and Financing Statement in the public records set forth below to serve as notice of the existence of this Agreement as a burden on the title of the Operator and the Non-Operators to their interests in the Lease and for purposes of satisfying otherwise relevant recording and filing requirements of applicable law and to attach an original of the Memorandum of Operating Agreement and Financing Statement to a standard UCC-1 in mutually agreeable forms for filing in the UCC records set forth below to perfect the security interests created by the Parties in this Agreement. Upon the acquisition of a leasehold interest in the Lease, the Parties shall, within five business days following request by one of the Parties hereto, execute and furnish to the requesting Party for recordation such a Memorandum of Operating Agreement and Financing Statement describing such leasehold interest. Such Memorandum of Operating Agreement and Financing
Statement shall be amended from time to time upon acquisition of additional leasehold interests in the Lease, and the Parties shall, within five business days following request by one of the Parties hereto, execute and furnish to the requesting Party for recordation any such amendment. The Memorandum of Operating Agreement and Financing Statement is to be filed or recorded, as the case may be, in (a) the conveyance records of the county or counties adjacent to the lands or offshore blocks covered by the Lease or contained within the Lease, (b) the mortgage records of such county or counties, and (c) the appropriate Uniform Commercial Code records.

          8.7.6 Millennium Platform and Facilities. With respect to Millennium Offshore Group, Inc. ("Millennium"), the mortgage and the security interest will not apply to the existing platform and production facilities owned by Millennium on the Lease.

     8.8 Default. If any Party does not pay its share of the charges authorized under this Agreement when due, the Operator may give the defaulting Party notice that unless payment is made within thirty (30) days from delivery of the notice, the non-paying Party shall be in default. A Party in default shall have no further access to the rig, Platform or Development Facilities, any Confidential Data or other maps, records, data, interpretations, or other information obtained in connection with activities or operations hereunder or be allowed to participate in meetings. A Party in default shall not be entitled to vote or to make an election until such time as the defaulting Party is no longer in default. The voting interest of each non-defaulting Party shall be counted in the proportion its Participating Interest share bears to the total non-defaulting Participating Interest shares. As to any operation approved during the time a Party is in default, such defaulting Party shall be deemed to be a Non-participating Party, except where such approval is binding on all Parties or Participating Parties, as applicable. In the event a Party believes that such statement of charges is incorrect, the Party shall nevertheless pay the amounts due as provided herein, and the Operator shall attempt to resolve the issue as soon is practicable, but said attempt shall be made no later than sixty (60) days after receiving notice from the Party of such disputed charges.

     8.9 Unpaid Charges. If any Participating Party fails to pay its share of the costs and other expenses authorized under this Agreement in accordance with Exhibit "C" or to otherwise perform any of its obligations under this Agreement when due, the Party to whom such payment is due, in order to take advantage of the provisions of this Article 8, shall notify the other Party by certified or registered U.S. Mail that it is in default and has thirty (30) days from the receipt of such notice to pay. If such payment is not made timely by the non-paying Party after the issuance of such notice to pay, the Party requesting such payment may take immediate steps to diligently pursue collection of the unpaid costs and other expenses owed by such Participating Party and to exercise the mortgage and security rights granted by this Agreement. The bringing of a suit and the obtaining of a judgment by any Party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the security rights granted herein. In addition to any other remedy afforded bylaw, each Party shall have, and is hereby given and vested with, the power and authority to foreclose the lien, mortgage, pledge, and security interest established hereby in its favor in the manner provided by law, to exercise the Power of Sale provided for herein, if applicable, and to exercise all rights of a secured party under the Uniform Commercial Code as adopted by the state in which the Lease is located or such other states as such Party may deem appropriate. The Operator shall keep an accurate account of amounts owed by the nonperforming Party (plus interest and collection costs) and any amounts collected with respect to amounts owed by the nonperforming Party. In the event there become three or more Parties to this Agreement, then if any nonperforming Party's share of costs remains delinquent for a period of sixty (60) days, each other Participating Party shall, upon the Operator's request, pay the unpaid amount of costs in the proportion that its Working Interest bears to the total non-defaulting Working Interests. Each Participating Party paying its share of the unpaid amounts of a nonperforming Party shall be subrogated to the Operator's mortgage and security rights to the extent of the payment made by such Participating Party.

     8.10 Carved-out Interests. Any agreements subsequent to the date hereof creating any overriding royalty, production payment, net proceeds interest, net profits interest, carried interest or any other interest carved out of a Working Interest in the Lease shall specifically make such interests inferior to the rights of the Parties to this Agreement. If any Party whose Working Interest is so encumbered does not pay its share of costs and other expenses authorized under this Agreement, and the proceeds from the sale of its Hydrocarbon production pursuant to this Article 8 are insufficient to pay such costs and expenses, the security rights provided for in this Article 8 may be applied against the carved-out interests with which the defaulting or non-performing Party's interest in the Lease is burdened. In such event, the rights of the owner of such carved-out interest shall be subordinated to the security rights granted by this Article 8.

                                    ARTICLE 9
                                     NOTICES

     9.1 Giving and Receiving Notices. Except as specifically provided otherwise herein, all notices shall be in writing and delivered in person or by mail, telegram, telegraph, telecopier or cable, postage or charges prepaid; however, if a drilling rig is on location and standby charges are accumulating, such notices shall be given by telephone and immediately confirmed in writing. Notice shall be deemed given only when received by the Party to whom such notice is directed, except that any notice by certified mail or equivalent, telegraph, or cable properly addressed, pursuant to Section 6.1, and with all postage and charges prepaid shall be deemed given seventy-two (72) hours after such notice is deposited in the mail or twenty-four (24) hours after such notice is filed with an operating telegraph or cable company for immediate transmission.

     9.2 Content of Notice. Any notice which requires a response shall indicate the maximum response time specified in Section 9.3. If a proposal involves a Platform, Pipeline, or Facility, the notice shall contain a description of same, including location and the estimated costs of fabrication, transportation and installation. If a proposal involves a well operation, the notice shall include the proposed depth, the objective zone or zones to be tested, the surface, objective and bottom-hole locations, applicable details regarding directional drilling, the type of equipment to be used (such as a mobile drilling unit, floating drilling vessel, or platform), and the estimated costs of the operation including all necessary expenditures through installation of the wellhead.

     9.3 Response to Notices. Each Party's response to a proposal shall be in writing to all other Parties. Except for those notices in Articles 10,11,15, and 16, the maximum response time shall be as follows:

          9.3.1 Platform Construction. When a proposal for well operations involves the construction of a Platform, the maximum response time shall be ninety (90) days.

          9.3.2 Proposal Without Platform. When any proposal for well operations does not require construction of a Platform, maximum response time shall be thirty (30) days; however, if a drilling rig is on location and standby charges are accumulating, the maximum response time shall be forty-eight (48) hours.

          9.3.3 Other Matters. For all other matters requiring notice, the maximum response time shall be thirty (30) days.

     9.4 Failure to Respond. Failure of any Party to respond to a notice within the required period shall be deemed to be a negative response.

     9.5 Timely Operations. All operations conducted pursuant to this Agreement shall be commenced within one hundred eighty (180) days following the date upon which the last applicable election may be made. If no operations are begun within such time period, the effect shall be as if the proposal had not been made. Operations shall be deemed to have commenced (a) on the date design or material procurement commences or the contract for a Platform and/or Facilities is let, if the notice involved construction of a Platform or Facilities; or (b) on the date that charges begin accruing according to the terms of the drilling contract.

     9.6 Restrictions on Multiple Well Proposals. Unless otherwise agreed to by the Parties hereto, no more than one well shall be drilling or completing at the same time. Well proposals made under the terms hereof shall be limited to one well each and except as provided below, no Party shall be required to make an election under more than one well proposal at the same time or while a well is drilling or completing. This paragraph shall not limit the right of a Party to propose a well while another is drilling or completing, however, the time to elect under such proposal shall be deferred until (a) thirty (30) days after the previous well has been completed or plugged and abandoned or (b) twenty four
(24) hours from receipt and notification that the drilling rig has been moved to the new location and standby charges are being accumulated, whichever is earlier.

                                   ARTICLE 10
                                EXPLORATORY WELLS

     10.1 Operations by All Parties. Any Party may propose the drilling of an Exploratory Well by notifying the other Parties. If all of the Parties agree to participate in the drilling of the proposed well, Operator shall proceed to drill such well for the account of all Parties.

     10.2 Second Opportunity to Participate. If fewer than all but one (1) or more Parties having a combined Working Interest of fifty percent (50%) or more elect to participate, the proposing Party shall immediately notify each of the Parties of the elections made, whereupon any such Party originally electing not to participate may elect to participate as if it had originally elected to participate by so notifying the proposing Party within forty-eight (48) hours after receipt of such second notice. If, after said second notice, all Parties agree to participate in the drilling of the proposed well, Operator shall proceed to drill such well for the account of all Parties.

     10.3 Operations by Fewer Than All Parties. If, after the second notice provided for in Section 10.2 above, fewer than all but one (1) or more Parties having a combined Working Interest of fifty percent (50%) or more still elect to participate in the drilling of the proposed well, the proposing Party shall immediately notify each of the Parties electing to participate of the elections made and such Parties shall, within five (5) days after receipt of such notice (twenty-four [24] hours if a rig is on location), notify the proposing Party what portion, if any, of the total non-participating interest it wishes to acquire; each such Party being entitled to acquire the non-participating interest in the ratio that such Party's Working Interest at the time the original proposal was made bears to the total Working Interest of all Parties electing to participate. If the Parties electing to participate subscribe to all of the non-participating interest so as to permit payment for one hundred percent (100%) of the cost of the well, Operator, or the largest interest owner participating in such operations if Operator is not a Participating Party, shall proceed to drill such well for the account of the Participating Parties in accordance with the procedure including the recoupment of cost provisions of
Article 10.3.1 set forth below; provided, if operations are being conducted from a Platform, then Operator shall conduct such operations. If one hundred percent (100%) of the cost of the well is not subscribed to, then such well shall not be drilled and it shall be as if no proposal had been made.

          Operations by the Participating Parties shall be commenced within one hundred eighty (180) days following the date on which the last applicable election must be made under Section 10.2 above. If no operations are commenced within such time period, it shall be as if the proposal had not been made. If the proposed well is commenced within such one hundred eighty (180) days period, then the following provisions shall apply:

          10.3.1 Subsequent Exploratory Wells. If the proposed well is the second or subsequent Exploratory Well to be drilled on the Lease, each Non-Participating Party shall be deemed to have relinquished its operating rights, along with its interest in production, in and to such Exploratory Well in the manner provided for in Section 12.2. Recoupment of costs shall be determined by Section 12.2 and the drilling of such well shall be governed by the provisions of Article 12; however, percentages under Section 12.2 shall be as follows:

          12.2a) Eight Hundred Percent (800%)

          12.2b) Three Hundred Percent (300%)

          12.2c) Three Hundred Percent (300%)

          12.2d) Two Hundred Percent (200%)

Further, with respect to Exploratory Operations which result in a well completed as a producer or which otherwise qualifies as producible under the provisions of
Section 2.16 hereof, the above amounts shall be recoverable out of the Non-Participating Party's share of production as follows:

               i) If the said well is completed as a producer, then the above amounts shall be recoverable, with respect to said well, not only out of the Non-Participating Party's share of production therefrom, but also out of fifty percent (50%) of such Non-Participating Party's share of production attributable to the productive reservoir(s) encountered in said well in any and all wells subsequently drilled on the Lease and completed in such reservoir(s);

               ii) If the said well is not completed as a producer, but otherwise qualifies as producible under the provisions of Section
               2.16 hereof, then the above amounts shall be recoverable with respect to said well out of fifty percent (50%) of the Non-Participating Party's share of production attributable to the productive reservoir(s) encountered in said well in any and all wells subsequently drilled on the lease and completed in such reservoir(s); and the above-stated provisions for the relinquishment and reverting of Non-Participating


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

               Party's  operating  rights and  production  shall also apply with
               respect  to  such  fifty   percent   (50%)   interest,   to  said
               subsequently drilled well or wells.

          10.3.2 Subsequent Exploratory Wells - Non-Participating Reversion. If such Non-Consent Operations under Section 10.3.2 do not result in a well determined to be capable of producing in paying quantities pursuant to Section
2.16 and said well is plugged and abandoned; and provided that such well does not result in a decision, within sixty (60) days from rig release date, to set a Platform or drill another well within 3,000 feet from the vertical projection of the bottom-hole location of such well, such operating rights in the Lease shall revert to each Non-Participating Party except that all Non-Consent Wells, equipment, Platforms and Facilities shall remain vested in the Participating Parties.

     10.4 Course of Action After Drilling to the Initial Objective Depth:

          10.4.1 Casing Point Election.

          a) At such time as an Exploratory Well been drilled to the objective depth asset forth in the notice, and has been logged and tested and copies of the logs and results furnished to each Participating Party, but before any production pipe has been set, Operator shall notify the Participating Parties by telephone or telecopy, setting forth Operator's recommendation with respect to further operations. Each Participating Party shall, within forty-eight (48) hours after receipt of such notice, notify Operator and the other Participating Parties by telephone (promptly confirmed in writing) or telecopy whether it accepts Operator's recommendation or make additional recommendations as to further operations with respect to such well. If additional recommendations are made, the Participating Parties shall have an additional twenty-four (24) hours to respond. Any party may request additional time beyond the herein specified time, in order to make an election; however, all costs associated to such standby rig time shall be at the expense of the Party or Parties requesting such additional time. The extension of additional time shall not exceed a forty-eight (48) hours period.

          b) Any recommendation concurred to by a majority of Participating Interests shall take precedence over any other proposal. In the event no recommendation receives such majority support, then the recommendation to be followed shall be determined as follows:

               1) proposals to do additional testing, coring or logging.

               2) proposals to attempt completions at the initial objective depth.

               3) proposals to plug back and attempt completions in ascending order.

               4) proposals to deepen the well.

               5) proposals to sidetrack the well to another bottom hole location no deeper than the stratigraphic equivalent of the initial objective depth.

               6) proposals to perform other operations.

               7) proposals to temporarily abandon the well.

               8) proposals to plug and abandon the well.

          In the event a  recommendation  to plug and abandon the well  receives majority support, any Participating Party not concurring in said recommendation shall have the right to have the Operator perform such additional operation with respect to such well as it desires and such operations shall be performed in accordance with the provisions of Section 10.4.c) below.

          If the decision as to the further operation is other than to plug and abandon the well, any Party electing not to participate therein shall be relieved of any further obligations and liabilities as to such operation, but shall pay to Operator its proportionate part of the cost, as estimated by Operator, of plugging and abandoning the well at the initial objective depth. The Parties participating in such further operations shall be entitled to recover from any Parties not participating therein, the amounts set forth in Section
     10.3.2 as to costs incurred subsequent to the initial objective depth having been reached and after the decision respecting such further operations is made. Furthermore, the amounts to be recouped by the Parties participating in such further operations shall also be recoverable out of a Non-Participating Party's share of production attributable to the productive reservoir(s) encountered in such further operations in any and all wells subsequently drilled on the Lease and completed in such reservoir(s) or qualifying as producible under Section 10.3.2i) and ii) above.

          c) Operator shall conduct such further operations at the sole risk and expense of the Parties participating therein, subject to the Non-Participating Parties' reversionary rights as provided in Section 12.2 below, and such Parties shall acquire the interest of the Parties not participating in such further operations and all production resulting therefrom in the proportion that the interest of each Party participating therein bears to the total interest of all Parties participating therein. If the well is not completed as a Producible Well, Operator shall plug and abandon such well at the cost of the Parties participating in such further operation, less those estimated costs paid previously by Parties not participating in such further operation for plugging and abandoning at the initial objective depth.

                                   ARTICLE 11
                             DEVELOPMENT OPERATIONS

     11.1 Operations by All Parties. Any Party may propose that a well be drilled, recompleted, deepened, or plugged back as a Development Operation by notifying the other Parties. If all Parties elect to participate in the proposed operation, Operator shall conduct such operation for the account of all Parties.

     11.2 Second Opportunity to Participate. If fewer than all, but one (1) or more Parties having a combined Working Interest of twenty five percent (25%) or more elect to participate, the proposing Party shall immediately notify each of the Parties of the elections made, whereupon any such Party originally electing not to participate may elect to participate as if it had originally elected to participate by so notifying the proposing Party within forty-eight (48) hours after the receipt of such second notice. If, after said second notice, all Parties agree to participate, Operator shall proceed with such operations for the account of all Parties.

     11.3 Operations by Fewer Than All Parties. If, after the second notice provided for in Section 11.2 above, fewer than all but one (1) or more Parties owning twenty five percent (25%) or more interest in the Lease still elect to participate in the proposed operation, each of the Parties electing to participate shall notify the other Parties so electing what portion, if any, of the total non-participating interest it wishes to acquire; each such Party being entitled to acquire the non-participating interest in the ratio that such Party's Working Interest at the time the original proposal was made bears to the total Working Interest of all Parties electing to participate. If the Parties electing to participate subscribe to all of the non-participating interest so as to permit payment for one hundred percent (100%) of the cost of such operation, then Operator or the largest interest owner participating in such operation if Operator is not a Participating Party, shall proceed to conduct such operation in accordance with Article 12 below; provided, however, if operations are being conducted from a Platform, then Operator shall conduct such operation. If one hundred percent (100%) of the cost of such operation is not subscribed to, then such operation shall not be conducted and it shall be as if no proposal had been made.

     11.4 Timely Operations. Operations by Participating Parties shall be commenced within one hundred eighty (180) days following the date on which the last applicable election must be made. If no operations are begun within such time period, it shall be as if the proposal had not been made. If a Platform is necessary for

Non-Consent Operations, and the notice so indicated that necessity, operations shall be deemed to have commenced on the date the contract for design of the Platform is let, or on the date rigging-up operations are commenced on an existing Platform.

     11.5 Course of Action After Drilling to Initial Objective Depth. After any Development Well has reached Casing Point, the identical procedures and alternatives provided under Article 10.4 shall apply.

     11.6 Deeper Drilling. If a well is proposed to be drilled below the deepest producible zone penetrated by a Producible Well, any Party hereto may elect either; a) to participate in the well as proposed, or b) to participate in the well to the base of the deepest producible zone penetrated by a Producible Well. If a Party elects to participate in the proposed well to the base of the deepest producible zone penetrated by a Producible Well, such Party shall bear its proportionate part of the cost of such operations, including completion or abandonment, only to the depth to which such Party agreed to participate. In the event the well is completed below the depth to which such Party agreed to participate, all costs incurred in the operations for that portion of the well below the agreed depth shall be governed by the provisions of Section 10.3.2.

                                   ARTICLE 12
                             NON-CONSENT OPERATIONS

     12.1 Non-Consent Operations. Operator shall conduct Non-Consent Operations at the sole risk and expense of the Participating Parties, in accordance with the following provisions:

          12.1.1 Non-Interference. Non-Consent Operations shall not interfere unreasonably with operations being conducted by all Parties.

          12.1.2 Multiple Completion Limitation. Non-Consent Operations shall not be conducted in a well having multiple completions unless: (a) each completion is owned by the same Parties in the same proportions; (b) the well is incapable of producing from any of its completions; or (c) all Participating Parties in the well consent to such operations.

          12.1.3  Liens.   In  the  conduct  of  Non-Consent   Operations,   the
Participating Parties shall keep the Lease free and clear of liens and encumbrances.

          12.1.4 Metering. In Non-Consent Operations, separate metering devices shall not be required to measure production but such production may be determined on a well test basis.

          12.1.5 Platform Salvage. Provided that no further drilling or production is proposed from a Non-Consent Platform, the Participating Parties shall be responsible for dismantling and clearing away said Platform and shall be entitled to all the salvage realized therefrom.

          12.1.6 Non-Consent Well. A Non-Consent Well shall not be completed, recompleted, reworked, deepened, or plugged back in any zone(s) then productive, or then known to be capable of production (as determined pursuant to Section
2.16 above) of oil or gas from any other well on the Lease without the written approval of the Non-Participating Party(ies), unless: (a) said zone(s) shall have been designated in the notice as an objective zone or one of the objective zones for the completion of such well; (b) completion of such well in said zone(s) will not increase the well density theretofore mutually agreed upon by the Parties for said zone(s) or the density pattern with respect to said zone(s) as theretofore prescribed by the State or Federal authorities having jurisdiction of the premises, whichever is applicable; and (c) the horizontal distance between the vertical projections of the midpoint of the zone within a reservoir that is in communication with the completion zone in such well and any existing well in the same zone of the non-consent well will not be less than one thousand three hundred and twenty (1,320) feet if an oil-well completion or two thousand six hundred and forty (2,640) feet if a gas-well completion. The terms "oil well completion" and "gas well completion" as used in this Article shall have the same meaning as those terms are defined in 30 CFR 250.170 Gulf Coast approved by the Chief, Conservation Division, Geological Survey, United States Department of the Interior, effective July 1, 1993, as same may from time to time be amended. Subject to the foregoing provisions of this Article, until the Party(ies) participating in a Non-Consent Well has recouped out of the production therefrom the amounts to which it is entitled hereunder, the Participating Party(ies) shall be entitled to conduct any reworking operations in the well which it may desire, including plugging back the hole to a shallower reservoir. The cost of such reworking operations shall not be subject to the penalty provisions provided in Section 12.2 or Section 10.3, as the case may be.

          12.1.7 Cost  Information.  Operator  shall,  within one hundred twenty
(120) days after completion of a Non-Consent Well, furnish all other Parties with a statement of well costs prepared in accordance with Exhibit "C" or with a copy of the monthly billing furnished to the Participating Parties. The Parties shall keep such cost information confidential. Operator shall furnish to all Parties a monthly statement showing operating expenses and the proceeds from the sale of production from the well for the preceding month.

     12.2 Penalties. Upon commencement of Non-Consent Operations, each Non-Participating Party's operating rights in the well and its interest in production therefrom shall be relinquished (without the execution of any instrument evidencing a transfer) to the Participating Parties in the proportions that each Participating Party's Interest bears to the total of the Participating Parties' Interest for as long as the operations originally proposed are being conducted or production in paying quantities is obtained (or is capable of being obtained); provided that such operating rights and interest in production shall revert to each Non-Participating Party when the Participating Parties have received out of the proceeds of the production from such Operations an amount equal to the sum of the following:

          a) Six hundred percent (600%) of the Non-Participating Party's Share of the cost of drilling, completing, recompleting, deepening, sidetracking, reworking or plugging back the well, as the case may be, and equipping it through the wellhead connection; plus

          b) Four hundred percent (400%) of the Non-Participating Party's Share of the cost of any Facilities necessary to carry out the operations; plus

          c) Four hundred percent (400%) of the Non-Participating Party's Share of the cost of any Non-Consent Platform which must be installed to carry out the operations; plus

          d) Two hundred percent (200%) of the Non-Participating Party's Share of the cost of using any Platform already installed; plus

          e) Two hundred percent (200%) of the Non-Participating Party's share of the cost of Pipelines utilized to transport production from the Lease; plus

          f) Non-Participating Party's Share of operating expenses, royalties, and gathering, windfall profit, severance, production, and other taxes imposed on production, other than income and ad valorem taxes. Upon the recoupment of such costs, a Non-Participating Party shall become a Participating Party in such operations.

     12.3 Recoupment and Salvage. If a Non-Consent Well results in a dry hole or ceases to produce in paying quantities before the Participating Parties recoup the amount to which they are entitled, and provided a proposal to deepen the Non-Consent Well is not made in accordance with Section 12.4, the well shall be abandoned and plugged at the sole risk and expense of the Participating Parties. Any sum realized from salvage in excess of the amounts to be recouped from the well shall be credited to all Parties.

     12.4 Deepening of Non-Consent Wells. If any Participating Party proposes to deepen a Non-Consent Well, except for a Non-Consent Well drilled under Section
12.9 or the first Exploratory Well as contemplated in

Section 10.3.1, a Non-Participating Party may participate in the proposed deepening operation by notifying the Operator within thirty (30) days (48 hours if a rig is on location) after receiving the proposal that it will join in the deepening operation and by paying to the Participating Parties an amount equal to such Non-Participating Party's share of the actual costs incurred in the drilling and casing of such well to the point at which such deepening operation is commenced. The Participating Parties shall continue to be entitled to recoup the full sum provided for in Section 10.3.2 or Section 12.2 applicable to the non-consent portion of the well, less the amount paid under this Section. Provided, however, in the event the payment specified in this Section 12.4 would then cause the amount of money recouped by the Participating Parties to exceed the full sum provided for in Section 10.3.2 or Section 12.2, whichever is applicable, then such payment shall be reduced by an amount so that such full sum shall not then be exceeded.

     12.5 Operations from Non-Consent Platforms. A Party which did not originally participate in a Platform shall be a Non-Participating Party as to all operations from such Platform and shall be subject to the provisions of
Section 12.2 above. Reversion shall occur only after the original Participating Parties have recouped the sum set forth in said Section 12.2 for the Platform and the Non-Consent Operations thereon; provided, however, that such Non-Participating Party shall have the right at any time to pay to the Participating Parties in such Platform an amount, in cash, equal to said Non-Participating Party's share of the unrecovered balance of the recoupment account attributable to such Platform under Section 12.2 and thereby become a Participating Party with regard to such Platform and subsequent operations therefrom.

     12.6 Discovery or Extension from Mobile Drilling Operations. If a Non-Consent Well (other than a subsequent Exploratory Well) drilled from a mobile drilling rig or floating drilling vessel results in the discovery or extension of a productive formation with a Producible Well and if within one year from the date the drilling equipment is released from such Well, a Platform is ordered or constructed and if the horizontal distance between the Platform location and the vertical projection of the midpoint of any producible zone penetrated by such well is three thousand (3,000) feet or less, the recoupment of amounts applicable to any such Well shall be recovered out of the proceeds from production as follows:

          a) If the Non-Consent Well is completed and produced from the Platform, recoupment shall be out of all the proceeds of production from the Non-Consent Well and one-half of Non-Participating Party's share of the proceeds from production from all subsequently drilled wells completed on the Platform and attributable to such newly discovered or extended portion of the productive formation.

          b) If the Non-Consent Well is abandoned after having qualified as a Producible Well, recoupment shall be out of the proceeds from production of one-half of Non-Participating Party's share from all subsequently drilled wells completed on the Platform and attributable to such newly discovered or extended portion of the productive formation.

     12.7 Allocation of Platform Costs to Non-Consent Operations. Non-Consent Operations shall also be subject to the following conditions:

          12.7.1 Charges. If a Non-Consent Well is drilled from a Platform, the Participating Parties in such well shall pay to the Operator for credit to the owners of the Platform a charge for the right to use the Platform and its Facilities as follows:

          a) Such Participating Parties shall pay a sum equal to that portion of the total cost of the Platform, which one Platform slot bears to the total number of utilized slots on the Platform. If the Non-Consent Well is abandoned, the right of Participating Parties to use that Platform slot shall terminate, unless such Parties commence drilling a substitute well from the same slot within ninety (90) days after abandonment.

          b) If the Non-Consent Well production is handled from the Facilities, the Participating parties shall pay a sum equal to that portion of the total cost of such Facilities which one well bears to the total number of wells utilizing the Facilities.

          12.7.2 Operating and Maintenance Charges. The Participating Parties shall pay all costs necessary to connect the Non-Consent Well to the Facilities and that proportionate part of the expense of operating and maintaining the Platform and Facilities applicable to the Non-Consent Well. Platform operating and maintenance expenses shall be allocated equally to all wells served, and operating and maintenance expenses for the Facilities shall be allocated equally to all producing wells.

          12.7.3 Payments. Payment of sums pursuant to Section 12.7.1 is not a purchase of any additional interest in the Platform or Facilities. Such payments shall be included in the total amount which the Participating Parties are entitled to recoup out of production from the Non-Consent Well.

     12.8 Retention of Lease by Non-Consent Well. If, at the expiration of the primary term of the Lease, a Non-Consent Well is the only well on the Lease and is serving to perpetuate the Lease, then within thirty (30) days after expiration of the primary term, each Non-Participating Party shall elect one of the following:

          a) immediately assign its entire interest in the Lease to the Participating Parties in the proportions in which the Non-Consent Operation was conducted; or

          b) immediately pay to the Participating Parties its share of the unrecovered balance of the recoupment account under Section 10.3.2 or 12.2, whichever may be applicable.

     12.9 Non-Consent Drilling to Maintain Lease. If it becomes necessary to drill a well (whether an Exploratory Well or a Development Well) on the Lease in order to maintain the Lease or a portion thereof in full force and effect, or if at any time after commencement of the last year of the primary term of the Lease, the drilling of a well (whether an Exploratory Well or a Development
Well) is proposed or is required and said well is thereafter drilled pursuant to this Agreement and there is no other operation or condition which would perpetuate the Lease beyond the end of the primary term, as to all or a portion of the leased premises on which such well is proposed or required to be drilled, then any Party or Parties electing to participate in the drilling thereof shall have the right to do so regardless of their number or combined Working Interests and any Non-Participating Party as to such well shall assign unto the Participating Parties all of its right, title and interest in and to such Lease or such affected portion thereof. Any Party so assigning shall be relieved from any future liability or obligation with respect to said well, but such Party shall remain liable for any liabilities or obligations which have arisen (or which arise) out of operations occurring prior to the effective date of such assignment. If more than one well should be proposed and drilled, either of which would maintain the Lease or such jeopardized portion thereof, an assignment shall not be required from any Party participating in any one of such wells, but as to those wells in which it fails to participate such failure shall be governed by the non-consent provisions of Section 10.3 or Section 12.2, whichever may be applicable.

     12.10 Allocation of Costs (Single Completion). For the purpose of allocating costs on any well completed in only one zone in which the ownership is not the same for the entire depth or the completion thereof, the cost of drilling, completing and equipping such well shall be allocated on the following basis:

          a) Intangible drilling, completion and material costs from the surface to a depth one hundred (100) feet below the base of the completed zone shall be charged to the owners or the Parties participating in that zone.

          b) Intangible drilling, completion, casing string and material costs, other than tubing costs, from a depth of one hundred (100) feet below the base of the completed zone to total depth shall be charged to the owners or the Parties participating in the costs to total depth.

     12.11 Allocation of Costs Between Zones (Multiple Completions). For the purpose of allocating costs on any well completed in dual or multiple zones in which the ownership is not the same for the entire depth or the completion thereof, the costs of drilling, completing and equipping such well shall be allocated on the following basis:

          a) Intangible drilling, completion and material costs other than tubing costs, from the surface to a depth one hundred (100) feet below the base of the upper completed zone shall be divided equally between the completed zones and charged to the owners thereof or to the Parties participating in such zone.

          b) Intangible drilling, completion, casing string and material costs, other than tubing, from a depth of one hundred (100) feet below the base of the upper completed zone to a depth one hundred (100) feet below the base of the second completed zone shall be divided equally between the second and any other zone completed below such depth and charged to the owners thereof or to the Parties participating in each such zone. If the well is completed in additional zones, the costs applicable to each such zone shall be determined and charged to the owners thereof in the same manner as prescribed by the dual zones completion.

          c) Intangible drilling, completion, casing string and material costs, other than tubing costs, from a depth one hundred (100) feet below the base of the lower completed zone to total depth shall be charged to the owners or to the Parties participating in the costs to total depth.

          d) Costs of tubing strings serving each separate zone shall be charged to the owners or to the Parties participating in each zone.

          e) For the purposes of allocating tangible and intangible costs between zones that occur at less than one hundred (100) foot intervals, the distance between the base of the upper zone to the top of the next lower zone shall be allocated equally between zones.

     12.12 Allocation of Costs Between Zones (Dry Hole). For the purpose of allocating costs on any well determined to be a dry hole, in which the ownership is not the same for the entire depth or the completion thereof, the cost of drilling, plugging and abandoning such well shall be allocated on the following basis:

          a) Costs to drill, plug and abandon a well proposed for completion in single, dual or multiple zones shall be charged to the Participating Parties in the same manner as if the well were completed as a producing well in all zones as proposed.

          b) Plugging and abandoning of any well following any deepening, completion attempt or other operation shall be at the sole risk and expense of the Participating Parties in such operation, subject however to the provisions of Section 11.5.

     12.13 Intangible Drilling and Completion Allocations. For the purpose of calculations under Section 12.10, 12.11 and 12.12, intangible drilling and completion costs, including non-controllable material costs, shall be allocated between zones, including the interval from the lowest completed zone to total depth, on a drilling day ratio basis where the factor for each zone is determined by a fraction for which the numerator is the number of drilling and completion days applicable to that zone and the denominator is the total number of days spent on the well, beginning on the day the rig arrives on location and terminating when the rig is released.

                                   ARTICLE 13
                                   FACILITIES

     13.1 Approval. Any Party may propose the installation of Facilities by notice to the other Parties with information adequate to describe the proposed Facilities and the estimated costs. Facilities shall require approval of two (2) or more Parties owning sixty-five percent (65%) or more interest in the wells to be served; provided, however, if such required approval is not obtained, then any party may install its own Facilities subject to the provisions of Section 22.1 below.

     13.2 Ownership. Facilities constructed shall be owned in proportionate shares or other sharing arrangement as agreed to in writing by the Participating Parties. All cost, risk and expense incurred with respect to these Facilities shall be charged to the Participating Parties. Any Party not voting in favor of a Facility so authorized for the Lease shall relinquish, in writing, to the Parties participating in such Facility, all of its operating rights and interest in all production from wells shared by this Facility until such time as the penalties provided for in Section 12.2b) have been recovered. Unless otherwise agreed to by the Participating Parties, each Participating Party shall acquire the interest of the Non-Participating Party in the ratio that a Participating Party's interest bears to the total interest of all Participating Parties.

     13.3 Contracts. Subject to the other provisions hereof, the Operator shall install or construct Facilities which may be required for the operations agreed upon. Operator may enter into contracts with independent contractors for the Facilities and, insofar as is reasonable, shall utilize competitive bidding. Further, Operator may employ its own equipment and personnel for the selection, installation and/or construction of the Facilities, but if so, such work shall be performed by Operator or its Affiliate acting as an independent contractor under a written contract containing terms and conditions and at rates which are customary and prevailing in competitive contracts of independent contractors who are doing work of a similar nature and who have as a primary source of business the construction of Facilities and pursuant to a written agreement among the Participating Parties.

     13.4 Other Facilities. Without prior written consent of all Parties to this Agreement, no Facilities shall be constructed on the Lease other than those installed solely for operations on such Lease.

                                   ARTICLE 14
                             ABANDONMENT AND SALVAGE

     14.1 Platform Salvage and Removal Costs. When the Parties owning a Platform mutually agree to dispose of such Platform, it shall be disposed of by the Operator as approved by such Parties. The costs, risks and net proceeds, if any, resulting from such disposition shall be shared by such Parties in proportion to their Participating Interests. Any Party owning an interest in the Platform will have the right to match the purchase price resulting in disposal of the Platform and take over the salvage and removal costs at its own risk and expense.

     14.2 Abandonment of Producible Well. Any Party may propose the abandonment of a well or zone by notifying the other Parties. No well shall be abandoned without the mutual consent of the Participating Parties. The Participating Parties not consenting to the abandonment shall pay to each Participating Party desiring to abandon its share of the current value of the well's salvageable material and equipment as determined pursuant to Exhibit "C", less the estimated costs of salvaging same and of plugging and abandoning the well as determined by the Participating Parties.

     14.3 Assignment of Interest. Each Participating Party desiring to abandon a well pursuant to Section 14.2 shall assign, effective as of the date on which the last applicable election must be made, to the non-abandoning Participating Parties, in proportion to their Participating Interests, its interest in such well and the equipment therein and its ownership in the production from such well. Any Party so assigning shall be relieved from any future liability or obligation with respect to said well, but such Party shall remain liable for any liabilities or obligations which have arisen (or which arise) out of operations occurring prior to the effective date of such assignment.

     14.4 Abandonment Operations Required by Governmental Authority. Any well abandonment or Platform removal required by a governmental authority shall be accomplished by Operator with the costs, risks and net proceeds, if any, to be shared by the Parties owning such well or Platform in proportion to their Participating Interests.

     14.5 Operator Purchase of Salvage Materials. Operator shall have the preferred right and option to purchase all materials not needed for further operations and which have been removed from the Lease at the expense of the Parties so long as the price paid is equal to or greater than highest price that could have been otherwise obtained. Such option shall be exercised within sixty
(60) days after such removal or, as the case may be, after final determination that such Platform or Facilities will not be used in further operations on the Lease. Said materials shall be paid for on the basis of the value thereof as determined in accordance with the provisions of Exhibit "C". Prefabricated material shall be valued on the basis of cost including, but not limited to, cost of fabrication.

     14.6 Non-Operator Purchase of Salvage Materials. Should Operator fail to exercise the purchase option described in Section 14.5 above, such materials may be purchased by a Non-Operator on the same basis as provided in such Section. If more than one Non-Operator desires to exercise the purchase option, the matter shall be decided among them by drawing of lots. If neither Operator nor Non-Operators desire to purchase said materials, the materials shall be disposed of in accordance with the provisions of Exhibit "C".

                                   ARTICLE 15
                                   WITHDRAWAL

     15.1 Withdrawal. A Party may withdraw from this Agreement as to a Lease by assigning, to the other Parties who do not desire to withdraw, all its interest in such Lease and the wells, Platforms and Facilities used in operations on such Lease; provided that such assignment shall not relieve such Party from any obligation or liability which has arisen (or which arises) out of operations occurring prior to the first day of the month following the receipt of the assignment by Operator. The assigned interest shall be owned by the assignees in proportion to their respective Participating Interests. The assignees, in proportion to the respective interests so acquired, shall pay the assignor for its interest in the wells, Platforms and Facilities the current salvage value thereof less its share of the estimated current cost of salvaging same, plugging and abandoning of wells, and removal of all Platforms and Facilities, as determined by the Parties. In the event such withdrawing Party's interest in such salvage value is less than such Party's share of the estimated costs, the withdrawing Party shall pay the Operator, for benefit of the non-withdrawing Parties, a sum equal to the deficiency. Within sixty (60) days after receiving notice of the assignment, Operator shall render a final statement to the withdrawing Party for its share of all expenses incurred through the first day of the month following the date of receipt of the assignment by Operator, plus any deficiency in salvage value. Providing all such expenses, including any deficiency hereunder, due from the withdrawing Party have been paid within thirty (30) days after the rendering of such final statement, the assignment shall be effective as of the first day of the month following its receipt by Operator, and the withdrawing Party shall thereafter be relieved from all further obligations and liabilities with respect to such Lease, except those obligations and liabilities which have arisen (or which arise) out of operations occurring prior to such effective date.

     15.2 Limitations on Withdrawal. No party shall be relieved of its obligations hereunder during a blowout, a fire or other emergency, but may withdraw from this Agreement after termination of such emergency, provided such Party shall remain liable for its share of all costs arising from said emergency, including, but not limited to, the drilling of relief wells, containment and cleanup of oil spill and pollution, and all costs of Platform debris removal made necessary by the emergency.

                                   ARTICLE 16
                      RENTALS, ROYALTIES AND OTHER PAYMENTS

     16.1 Creation of Overriding Royalty. If any Party has heretofore created or hereafter creates any overriding royalty, production payment, or other burden payable out of production which is not jointly borne and if any other Party becomes entitled to an assignment of such Party's Working Interest under the provisions of this agreement or, as a result of Non-Consent Operations, becomes entitled to receive the Working Interest belonging to a Non-Participating Party in such operations, the Party entitled to receive the assignment from or the Working Interest of such Non-Participating Party shall receive same free and clear of such burdens, and the Non-Participating Party creating such burdens shall save the Participating Parties harmless from such burdens.

     16.2 Payment of Rentals and Minimum Royalties. Operator shall pay in a timely manner all rentals, minimum royalties, or similar payments accruing under the terms of the Lease and submit evidence of each such payment to the Parties. Operator shall not be held liable to the other Parties in damages for the loss of the Lease or interest therein if, through mistake or oversight, any rental, minimum royalty, or other payment is not paid or is erroneously paid, unless such error results from gross negligence or willful misconduct.

     16.3 Non-Participation in Payments. Should any Party elect not to pay its share of any rental, minimum royalty, or similar payment, such Party shall notify the other Parties, in writing, at least sixty (60) days prior to the date on which such payment is due; and, in this event, Operator shall make such payment for the benefit of all the Participating Parties. In such event, the Non-Participating Party shall, upon the request of the Participating Parties, assign to them such portions of its interest in the Lease as would be maintained by such payment. Unless otherwise agreed, such assigned interest shall be owned by each Participating Party in proportion to its Participating Interest. Such assignment shall be free and clear of any overriding royalties, production payment or other burdens on production which is not jointly borne. Thereafter, the Lease or portion thereof involved shall no longer be subject to this agreement. The Parties then owning the Lease, or portion thereof, agree to operate said Lease, or portion thereof, under a separate agreement in the same form as this agreement.

     16.4 Royalty Payments. Each Party shall pay or cause to be paid all royalty and other amounts payable out of its share of production. During any time in which the Participating Parties in a Non-Consent Operation are entitled to receive a Non-Participating Party's share of production, the Participating Parties shall bear the Lease royalty and other jointly borne burdens on such production.

                                   ARTICLE 17
                                      TAXES

     17.1 Property Taxes. Operator shall render property covered by this agreement as may be subject to ad valorem taxation, and shall pay such property taxes for the benefit of each Party. Operator shall charge each Party its share of such tax payments.

     17.2 Contest of Property Tax Valuation. Operator shall timely and diligently protest to a final determination any valuation it deems unreasonable. Pending such determination, Operator may elect to pay under protest. Upon final determination, Operator shall pay the taxes and any interest, penalty, or cost accrued as a result of such protest. In either event, Operator shall charge each Party its share.

     17.3 Production and Severance Taxes. Each Party shall pay, or cause to be paid, all production and severance taxes due on any production which it receives pursuant to the terms of this Agreement.

     17.4 Other Taxes and Assessments. Operator shall pay other applicable taxes (other than income taxes) or assessments and charge each Party its proportionate share.

                                   ARTICLE 18
                                    INSURANCE

     18.1 Insurance. Each Party shall comply with the provisions of Exhibit "B".

                                   ARTICLE 19
                         LIABILITY, CLAIMS, AND LAWSUITS

     19.1 Individual Obligations. The obligations, duties and liabilities of the Parties shall be several and not joint or collective; and nothing contained herein shall ever be construed as creating a partnership of any kind, joint venture, association, or other character of business entity recognizable in law for any purpose. Each Party shall hold all the other Parties harmless from liens and encumbrances on the Lease arising as a result of its acts.

     19.2 Notice of Claim or Lawsuit. If a claim is made against any Party or if any Party is sued on account of any matter arising from operations hereunder, such Party shall give prompt written notice to the other Parties.

     19.3 Settlements. Operator may settle any single damage claim or suit involving operations hereunder if the expenditure does not exceed Twenty Thousand and no/100 Dollars ($20,000.00) and if the payment is in complete settlement of such claim or suit. If the amount required for settlement exceeds such amount, the Parties shall determine the further handling of the claim or suit.

     19.4 Legal Expense.  Legal  expenses  shall be handled  pursuant to Exhibit
"C".

     19.5 Liability for Losses, Damages, Injury or Death. To the extent allowed by law, liability for losses, damages, injury, or death arising from operations under this Agreement and to the extent such liability exceeds the insurance carried by Operator under Section 18.1 shall be borne by the Parties in proportion to their Participating Interests in the operations out of which such liability arises, except when such liability results from the gross negligence or willful misconduct of a Party, in which case such Party shall be liable.

     19.6 Indemnification. To the extent allowed by law, the Participating Parties agree to hold the Non-Participating Parties harmless and to indemnify and protect them against all claims, demands, liabilities, and liens for property damage or personal injury, including death, caused by or otherwise arising out of Non-Consent Operations, and any loss and cost suffered by any Non-Participating Party as an incident thereof.

                                   ARTICLE 20
                           INTERNAL REVENUE PROVISIONS

     20.1 Election of Partnership Provisions. Notwithstanding any provisions herein that the rights and liabilities hereunder are several and not joint or collective or that this Agreement and the operations hereunder shall not constitute a partnership, if for Federal Income Tax purposes this Agreement and the operations hereunder are regarded as a partnership, then for Federal Income Tax purposes each Party elects to be excluded from the application of all the provisions of Subchapter K, Chapter 1, Subtitle A, Internal Revenue Code of 1986 as amended, as permitted and authorized by Section 761 of said Code and the regulations promulgated thereunder; Operator is hereby authorized and directed to execute on behalf of each Party such evidence of this election as may be required by the Federal Internal Revenue Service including specifically, but not by way of limitation, all of the returns, statements, and data required by Federal Regulation 1.761.1. Should there be any requirement that each Party further evidence this election, each Party agrees to execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service. Each Party further agrees not to give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax law of the United States of America or any state in which the area covered by the Lease is located contains provisions similar to those contained in Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 as amended, under which an election similar to that provided by Section 761 of said Subchapter K is permitted, each Party makes such election or agrees to make such election as may be permitted by such laws. In making this election, each Party states that the income derived by it from the operations under this Agreement can be adequately determined without the computation of partnership taxable income.

                                   ARTICLE 21
                                  CONTRIBUTIONS

     21.1 Notice of Contributions Other Than Advances for Sale of Production. Each Party shall promptly notify the other Parties of all contributions that it may obtain, or is attempting to obtain, concerning the drilling of any well on the Lease. Payments received as consideration for entering into a contract for sale of production from the Lease, loans and other financing arrangements shall not be considered contributions for the purpose of this Article. No Party shall release information in return for a contribution from an outside party toward the drilling of a well without the prior written consent of all the Parties hereto.

     21.2 Cash Contributions. In the event a Party receives a cash contribution toward the drilling of a well, said cash contribution shall be paid to Operator and Operator shall credit the amount thereof to the Parties in proportion to their Participating Interest in such well. If such well is a Non-Consent Well, the amount of the contribution shall be deducted from the cost specified in
Section 12.2.a.

     21.3 Acreage Contributions. In the event a Party receives an acreage contribution toward the drilling of a well, said acreage contribution shall be shared by each Participating Party who accepts in proportion to its Participating Interest in the well and said acreage shall become subject to the terms and conditions of this Agreement. If such well is a Non-Consent Well, there shall be no deduction from the costs to be recouped by the Participating Parties under Section 10.3.2 or Section 12.2.a, whichever is applicable, because of such acreage contribution.

                                   ARTICLE 22
                            DISPOSITION OF PRODUCTION

     22.1 Facilities to Take in Kind. Any Party shall have the right, at its sole risk and expense, to construct Facilities for taking its share of production in kind, provided that such Facilities at the time of installation do not interfere with continuing operations on the Lease.

     22.2 Duty to Take in Kind. Each Party shall take in kind or separately dispose of its share of the oil and gas produced and saved from the Lease.

     22.3 Failure to Take in Kind. If any Party fails to take in kind or dispose of its share of the oil and gas, Operator may, at any time and from time to time, either (a) purchase oil or gas at Operator's posted price, or in the absence of a posted price, at the price prevailing in the area for oil or gas of the same kind, gravity, an quality; or (b) sell such oil or gas to others at the best price obtainable by Operator, subject to revocation at will by the non-taking Party upon thirty (30) days advance written notice. All contracts of sale by Operator of any Party's share of oil or gas shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the circumstances, but in no event shall any contract be for a period in excess of one (1) year. Notwithstanding the foregoing, Operator shall not make a sale of any Party's share of gas production without giving such Party at least thirty (30) days' prior written notice of the intended sale. Proceeds of all sales made by Operator pursuant to this Section shall be paid to the Parties entitled thereto.

     22.4 Expenses of Delivery in Kind. Any cost incurred by Operator in making delivery of any Party's share of oil and gas, or disposing of same pursuant to
Section 22.3, shall be borne by such Party.

     22.5 Gas Balancing Agreement. Notwithstanding Section 22.3, the Parties agree that gas balancing shall be handled in accordance with Exhibit "E".

                                   ARTICLE 23
                                 APPLICABLE LAW

     23.1 Applicable Law. This Agreement shall be interpreted according to the laws of the State of Texas.

                                   ARTICLE 24
                    LAWS, REGULATIONS AND NON-DISCRIMINATION

     24.1 Laws and Regulations. This Agreement and operations hereunder are subject to all applicable laws, rules, regulations, and orders, and any provisions of this Agreement found to be contrary to or inconsistent with any such law, rule, regulation, or order shall be deemed modified accordingly.

     24.2 Non-Discrimination. In the performance of work under this Agreement, the Parties agree to comply, and Operator shall require each independent contractor to comply with the governmental requirements set forth in Exhibit "D" and with all of the provisions of Section 202(1) to (7), inclusive, of Executive Order No. 11246, as amended.

                                   ARTICLE 25
                                  FORCE MAJEURE

     25.1 Force Majeure. All obligations imposed by this Agreement on each Party, except for the payment of money, shall be suspended while compliance is prevented, in whole or in part, by a labor dispute, fire, flood, war, civil disturbance, or act of God; by laws; by governmental rules, regulations, or orders; by inability to secure materials; or by any other cause, whether similar or dissimilar, beyond the reasonable control of the said Party; provided, however, that performance shall be resumed within a reasonable time after such cause has been removed; and provided further that no Party shall be required against its will to settle any labor dispute.

     25.2 Notice. Whenever a Party's obligations are suspended under Section 25.1, such Party shall immediately notify the other Parties, in writing, and give full particulars of the reason for such suspension.

                                   ARTICLE 26
          SUCCESSORS AND ASSIGNS, AREA OF MUTUAL INTEREST AND TRANSFERS

     26.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, representatives, and assigns and shall constitute a covenant running with the Lease. Each Party shall incorporate in any assignment of an interest in the Lease a provision that such assignment is subject to this Agreement.

     26.2 Area of Mutual Interest. - None

     26.3 Transfer of Interest. No sale or transfer of interest shall be made unless the transfer is expressly made subject to this Agreement, and the transferee is financially responsible and agrees in writing to assume all obligations hereunder as to the interest assigned. A transfer of interest hereunder shall not become effective as to the Parties until the first day of the month following delivery to Operator of an original (or copies thereof) instrument of transfer approved by the proper governmental authority and conforming to the requirements of this Section. No such sale or transfer shall relieve the transferring Party of any obligations or liabilities which have arisen (or which arise) out of operations occurring prior to such effective date.

     26.4 Assignments. Any assignment, vesting, or relinquishment of interest between the Parties shall be without warranty of title express or implied, except for the claims arising from Assignor's own actions, or the claims of those holding by, through, or under Assignor, but not otherwise".

                                   ARTICLE 27
                                      TERM

     27.1 Term. This Agreement shall remain in effect so long as the Lease shall remain in effect; however, all property belonging to the Parties shall be disposed of and final settlement shall be made under this Agreement. This Agreement shall remain in effect from the effective date and for so long as the Lease shall remain in effect as to any acreage covered thereby, whether by production or otherwise, or until all assets and Operations have been turned over to a single Working Interest owner. Termination of this Agreement shall not relieve any Party from any costs or liability accrued or incurred prior to the termination of this Agreement, and the provisions of this Agreement shall continue in force for such additional time as necessary until:

          (a) all wells have been plugged and abandoned;

          (b) all property and equipment on and for the Lease area belonging to the Parties are disposed of by the Operator and all claims or lawsuits have been settled or otherwise disposed of; and,

          (c) a final accounting and settlement has been made under this Agreement (including settlement of any gas imbalances pursuant to Exhibit "E").

     The Operator shall have a reasonable period of time after the occurrence of an event of termination in which to conclude the administration of joint Operations and to make a distribution of assets. During this period of time, the Operator shall continue to have and shall exercise all powers granted and meet all duties imposed by this Agreement until all provisions of this Agreement are fully executed.

                                   ARTICLE 28
                                    EXECUTION

     28.1 Counterpart Execution. This Agreement may be executed by signing the original or a counterpart thereof. If this Agreement is executed in counterparts, all counterparts taken together shall have the same effect as if all the Parties had signed the same instrument.

WITNESSES:                               OPERATOR:
                                         Millennium Offshore Group, Inc.


/s/ Illegible                            By: /s/ Illegible
--------------------------------------       -----------------------------------
[Illegible]                              Its: Executive Vice President
--------------------------------------


WITNESSES:                               NON-OPERATORS:
                                         Ridgewood Energy Corporation


/s/ Illegible                            By: /s/ Illegible
--------------------------------------       -----------------------------------
[Illegible]                              Its: EXEC. VICE PRESIDENT
--------------------------------------

STATE OF TEXAS

COUNTY OF HARRIS

     On this 3rd day of September, 2004, before me, appeared, D. Kent Singleton to me personally known, who, being by me duly sworn, did say that he is the Executive V.P. of Millennium Qffshore Group, Inc., a Texas corporation, and that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors, and that he acknowledged the instrument to be the free act and deed of the corporation.


                                    /s/ Jerry D. Niekamp
                                    --------------------------------------------
                                    Notary Public, State of Texas

                                    My Commission Expires: _____________________

             [SEAL]
        JERRY D. NIEKAMP
  NOTARY PUBLIC, STATE OF TEXAS
     MY COMMISSION EXPIRES
          FEB. 20, 2005

STATE OF TEXAS

COUNTY OF HARRIS

     On this 3rd day of September, 2004, before me, appeared, W. Greg Tabor to me personally known, who, being by me duly sworn, did say that he is the Executive V.P. of Ridgewood Energy Corporation, a Delaware corporation, and that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors, and that he acknowledged the instrument to be the free act and deed of the corporation.


                                    /s/ Jerry D. Niekamp
                                    --------------------------------------------
                                    Notary Public in and for the State of Texas

                                    My Commission Expires: _____________________

             [SEAL]
        JERRY D. NIEKAMP
  NOTARY PUBLIC, STATE OF TEXAS
     MY COMMISSION EXPIRES
          FEB. 20, 2005

                                   EXHIBIT "A"

     Attached to and made a part of that certain Offshore Operating Agreement covering High Island Block 53 Prospect, dated August 25, 2004, by and between Millennium Offshore Group, Inc., as Operator, and Ridgewood Energy Corporation, as Non-Operator.

I. CONTRACT AREA: The lands and waterbottoms within the High Island Block 53, insofar as same covers the lands subject to the lease described below, less and except the W/2 of the W/2 of the SW/4.

II. RESTRICTIONS AS TO DEPTH, FORMATIONS or STRUCTURE: Rights from the surface of the earth down to the stratigraphic equivalent of the base of the deepest productive reservoir found in the Test Well.

III. PARTIES & OWNERSHIP INTERESTS:

                         Test Well and Subsequent Wells

Ridgewood Energy Corporation       72.00000%
Millennium Offshore Group, Inc.    28.00000%
                                  ---------
                                  100.00000%

IV. OIL, GAS & MINERAL LEASES SUBJECT TO THIS AGREEMENT: Oil and Gas Lease of Submerged Lands bearing Serial No. OCS-G 20658 dated effective December 1, 1998, by and between the United States of America, as Lessor, and Forest Oil Corporation, as Lessee, covering the portions of Block 53, High Island Area, OCS Leasing Map, TX 7.

V. ADDRESSES OF THE PARTIES FOR NOTICES: For the purposes hereof, notices may be delivered by the U.S. Mail service, overnight delivery service and/or telecopier as provided below:

     OPERATOR:

     Millennium Offshore Group, Inc.
     5300 Memorial, Ste. 1070
     Houston, TX 77007
     Attn: Mr. Kent Singleton
     Telephone: (713) 652-0137
     Fax: (713) 652-0482

     NON-OPERATORS:

     Ridgewood Energy Corporation          Ridgewood Energy Corporation
     947 Linwood Avenue                    5300 Memorial, Ste. 1070
     Ridgewood, New Jersey 07450           Houston, TX 77007
     Attn: Mr. Robert Swanson              Attn: Mr. W. Greg Tabor
     Telephone: (201) 447-9000             Telephone: (713) 862-9856
     Fax: (201) 447-0474                   Fax: (713) 802-9734

VI.  BURDENS ON PRODUCTION:

     The total burdens on production affecting the interests of the Parties equals 28.00000% of 6/6ths and consist of the following burdens: 16.66667% Royalty, 13.33333% of 6/6ths Overriding Royalty in favor of Forest Oil Corporation, et al created under the Farmout Agreement dated effective July 10, 2004, between Forest Oil Corporation, as Farmor, and Millennium Offshore Group, Inc., as Farmee.

                                   EXHIBIT "B"

     Attached to and made a part of that certain Offshore Operating Agreement covering High Island Block 53 Prospect, dated August 25, 2004, by and between Millennium Offshore Group, Inc., as Operator, and Ridgewood Energy Corporation, as Non-Operator.

                                    INSURANCE

Each party, for its own account shall carry, pay for and maintain throughout the term of this Offshore Operating Agreement policies of insurance, providing the following coverages relative to Operator's activities hereunder.

     (a) General Public Liability and Property Damage Insurance endorsed to include offshore operations, covering operations conducted hereunder by Operator for the Parties with a combined single limit each occurrence of $1,000,000 for bodily injury and property damage. It is understood that Operator will not provide pollution coverage.

     (b) Automobile Public Liability and Property Damage Insurance covering operations conducted hereunder by Operator for the Participating Interest Account with a combined single limit each occurrence of $1,000,000 for bodily injury and property damage.

     (c)  Aviation  Liability   Insurance  with  a  limit  of  $10,000,000  each
          occurrence to provide coverage on non-owned aircraft.

     (d) Charterer's Legal Liability Insurance provided with a limit of $1,000,000 any one claim to provide coverage arising out of the use of any chartered barges or vessels.

     (e) Excess General Public Liability Insurance with a minimum limit of $10,000,000 to include coverage for pollution liability.

     (f) Energy Exploration and Development Insurance / Operator's Extra Expense Insurance which shall cover well control, redrilling, pollution and contamination with a minimum limit of $35,000,000 in the aggregate for one well.

Each Party shall provide the other Parties with a certificate of insurance evidencing the coverages set forth above. Said certificate of insurance shall specifically provide that the insurer shall waive all rights of subrogation against the other Parties to the extent of the liabilities assumed hereunder by such Party.

Operator shall use every reasonable effort to have its contractors and subcontractors comply with applicable Workers Compensation laws and to carry such insurance in such amounts as Operator deems necessary.

                                                             COPAS-1986-OFFSHORE
                                                              Recommended by the
                                                            Council of petroleum
                                                           Accountants Societies

                                                                 [LOGO OF COPAS]

                                   EXHIBIT "C"

     Attached to and made a part of that certain Offshore Operating Agreement covering High Island Block 53 Prospect, dated August 25, 2004, by and between Millennium Offshore Group, Inc., as Operator, and Ridgewood Energy Corporation, as Non-Operator.

                              ACCOUNTING PROCEDURE
                            OFFSHORE JOINT OPERATIONS

                              I. GENERAL PROVISIONS

1.   Definitions:

"Joint Property" shall mean the real and personal property subject to the Agreement to which this Accounting Procedure is attached.

"Joint Operations" shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property.

"Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.

"Operator" shall mean the party designated to conduct the Joint Operations.

"Non-Operators" shall mean the Parties of this Agreement other than the Operator. "Parties" shall mean Operator and Non-Operators.

"First Level Supervisors" shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.

"Technical Employees" shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property

"Personal Expenses" shall mean travel and other reasonable reimbursable expenses of Operator's employees.

"Material" shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

"Controllable Material" shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies.

"Shore Base Facilities" shall mean onshore support facilities that during drilling, development, maintenance and producing operations provide such services to the Joint Property as receiving and transshipment point for supplies, materials and equipment; debarkation point for drilling and production personnel and services; communication, scheduling and dispatching center; other associated functions benefiting the Joint Property.

"Offshore Facilities" shall mean platforms and support systems such as oil and gas handling facilities, living quarters, offices, shops, cranes, electrical supply equipment and systems, fuel and water storage and piping, heliport, marine docking installations, communication facilities, navigation aids, and other similar facilities necessary in the conduct of offshore operations.

2.   Statements and Billings

Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits, summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3.   Advances and Payments by Non-Operators

     A. Unless otherwise provided for in the Agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month's operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

     B.   Each Non-Operator shall pay its proportion of all bills within fifteen
          (15) days after receipt. If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at Chase Manhattan Bank, New York City. New York on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws of the jurisdiction in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.

4.   Adjustments

Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four
(24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.

                                                             COPAS-1986-OFFSHORE
                                                              Recommended by the
                                                            Council of petroleum
                                                           Accountants Societies

5.   Audits

     A. A Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators(1) audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

     B. The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

6.   Approval by Non-Operators

Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operator's proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

                               II. DIRECT CHARGES

Operator shall charge the Joint Account with the following items:

1.   Rentals and Royalties

Lease rentals and royalties paid by Operator for the Joint Operations.

2.   Labor

     A.   (1)  Salaries  and  wages  of  Operator's  field  employees   directly
               employed   on  the  Joint   Property  in  the  conduct  of  Joint
               Operations.

          (2) Salaries and wages of Operator's employees directly employed on Shore Base Facilities or other Offshore Facilities serving the Joint Property if such costs are not charged under Paragraph 7 of this Section II.

          (3)  Salaries of First Level Supervisors in the field.

          (4) Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the Overhead rates.

          (5) Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation of the Joint Property if such charges are excluded from the overhead rates.

     B. Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this
          Section II. Such costs under this Paragraph 2B may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages chargeable to the Joint Account under Paragraph 2A of this Section II. If percentage assessment is used, the rate shall be based on the Operator's cost experience.

     C. Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 2A and 2B of this
          Section II.

     D. Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this Section II.

3.   Employee Benefits

Operator's current costs of established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator's labor cost chargeable to the Joint Account under Paragraphs 2A and 2B of this Section II shall be Operator's actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

4.   Material

Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

5.   Transportation

Transportation of employees and Material necessary for the Joins Operations but subject to the following limitations:

     A. If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

     B. If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

     C. In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

                                                             COPAS-1986-OFFSHORE
                                                              Recommended by the
                                                            Council of petroleum
                                                           Accountants Societies

6.   Services

The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 9 of Section II and Paragraphs i and ii of Section III. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel directly engaged in the operation of the Joint Property shall be charged to the Joint Account if such charges are excluded from the overhead rates.

7.   Equipment and Facilities Furnished by Operator

     A. Operator shall charge the Joint Account for use of Operator-owned equipment and facilities, including Shore Base and/ or Offshore Facilities, at rates commensurate with costs of ownership and operation. Such rates may include labor, maintenance, repairs, other operating expense, insurance, taxes, depreciation and interest on gross investment less accumulated depreciation not to exceed ten percent (10%) per annum. In addition, for platforms only, the rate may include an element of the estimated cost of platform dismantlement. Such rates shall not exceed average commercial rates currency prevailing in the immediate area of the Joint Property.

     B. In lieu of charges in Paragraph 7A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less twenty percent (20%). For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association.

8.   Damages and Losses to Joint Property

All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other causes, except those resulting from Operator's gross negligence or willful misconduct. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

9.   Legal Expense

Expense of handling, investigating and settling litigation or claims, discharging of liens, payments of judgements and amounts paid for settlement of claims incurred in or resulting from operations under the Agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator's legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section I, Paragraph 3.

10.  Taxes

All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party's working interest.

11.  Insurance

Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted at offshore locations in which Operator may act as self-insurer for Workers' Compensation and Employers' Liability, Operator may include the risk under its self-insurance program in providing coverage under State and Federal laws and charge the Joint Account at Operator's cost not to exceed manual rates.

12.  Communications

Costs of acquiring, leasing, installing, operating, repairing and maintaining communication systems including radio and microwave facilities between the Joint Property and the Operator's nearest Shore Base Facility. In the event communication facilities systems serving the Joint Property are Operator-owned, charges to the Joint Account shall be made as provided in Paragraph 7 of this
Section II.

13.  Ecological and Environmental

Costs incurred on the Joint Property as a result of statutory regulations for archaeological and geophysical surveys relative to identification and protection of cultural resources and/or other environmental or ecological surveys as may be required by the Bureau of Land Management or other regulatory authority. Also, costs to provide or have available pollution containment and removal equipment plus costs of actual control and cleanup and resulting responsibilities of oil spills as required by applicable laws and regulations.

14.  Abandonment and Reclamation

Costs incurred for abandonment of me Joint Property, including costs required by governmental or other regulatory authority.

15.  Other Expenditures

Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the, necessary and proper conduct of the Joint Operations.

                                                             COPAS-1986-OFFSHORE
                                                              Recommended by the
                                                            Council of petroleum
                                                           Accountants Societies

                                  III. OVERHEAD

As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge the Joint Account in accordance with this Section III.

Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Section II. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account.

     i. Except as otherwise provided in Paragraph 2 of this Section III, the salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technics personnel directly employed on the Joint Property:

          ( ) shall be  covered  by the  overhead  rates.
          (X) shall not be covered by the overhead rates.

     ii. Except as otherwise provided in Paragraph 2 of this Section III, the salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property:

          (X) shall be covered  by the  overhead  rates.
          ( ) shall  not be  covered  by the overhead rates.

1.   Overhead - Drilling and Producing Operations

     As compensation for overhead incurred in connection with drilling and producing operations, Operator shall charge on either:

          (X) Fixed Rate Basis, Paragraph 1A, or
          ( ) Percentage Basis, Paragraph IB

     A.   Overhead - Fixed Rate Basis

          (1) Operator shall charge the Joint Account at the following rates per well per month:

               Drilling Well Rate $29.000.00 (Prorated for less than a full month)

               Producing Well Rate $2.900.00

          (2) Application of Overhead - Fixed Rate Basis for Drilling Well Rate shall be as follows:

               (a) Charges for drilling wells shall begin on the date when drilling or completion equipment arrives on location and terminates on the date the drilling or completion equipment moves off location or rig is released, whichever occurs first, except that no charge shall be made during suspension of drilling operations for fifteen (15) or more consecutive calendar days.

               (b) Charges for wells undergoing any type of workover or recompletion for a period of five (S) consecutive work days or more shall be made at the drilling well rate. Such charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

          (3) Application of Overhead - Fixed Rate Basis for Producing Well Rate shall be as follows:

               (a) An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

               (b) Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

               (c) An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

               (d) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

               (e) All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

          (4) The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached. The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Fields Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics, or the equivalent Canadian index as published by Statistics Canada, as applicable. The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

     B.   Overhead - Percentage Basis

          (1)  Operator shall  charge-the  Joint Account at the following rates:

               (a)  Development

                    ______ Percent ( %) of cost of Development of the Joint Property exclusive of costs provided under Paragraph 9 of
                    Section II and all salvage credits.

               (b)  Operating

                    ______ Percent (%) of the cost of Operating the Joint Property exclusive of costs provided under Paragraphs 1 and 9 of Section II, all salvage credits, the value of injected substances purchased for secondary recovery and all taxes and assessments which are levied, assessed and paid upon the mineral interest in and to the Joint Property

                                                             COPAS-1986-OFFSHORE
                                                              Recommended by the
                                                            Council of Petroleum
                                                           Accountants Societies

     (2)  Application of Overhead - Percentage Basis shall be as follows:

          For the purpose of determining charges on a percentage basis under Paragraph 1B of this Section III, development shall include all costs in connection with drilling, redrilling, or deepening of any or all wells, and shall also include any remedial operations requiring a period of five (5) consecutive work days or more on any or all wells; also, preliminary expenditures necessary in preparation for drilling and expenditures incurred in abandoning when the well is not completed as a producer, and original cost of construction or installation of fixed assets, the expansion of fixed assets and any other project clearly discernible as a fixed asset, except Major Construction as defined in Paragraph 2 of this Section III. All other costs shall be considered as Operating except that catastrophe costs shall be assessed overhead as provided in Section III, Paragraph 3.

2.   Overhead - Major Construction

To compensate Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property, or in the dismantling for abandonment of platforms and related production facilities, Operator shall either negotiate a rate prior to the beginning of construction, or shall charge the Joint Account for Overhead based on the following rates for any Major Construction project in excess of $ 25,000.00.

     A. If the Operator absorbs the engineering, design and drafting costs related to the project:

          (1) 5% of total costs if such costs are more than $10,000.00; but less than $100,000; plus

          (2) 3% of total costs in excess of $100,000 but less than $1,000,000; plus

          (3)  1% of total costs in excess of $1,000,000.

          Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.

     B. If the Operator charges engineering, design and drafting costs related to the project directly to the Joint Account:

          (1) 3% of total costs if such costs are more than $10,000.00 but less than $100,000; plus

          (2) 2% of total costs in excess of $100,000 but less than $1,000,000; plus

          (3)  1% of total costs in excess of $1,000,000.

     Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded. On each project, Operator shall advise Non-Operator(s) in advance which of the above options shall apply. In the event of any conflict between the provisions of this paragraph and those provisions under Section II, Paragraph 2 or Paragraph 6, the provisions of this paragraph shall govern.

3.   Overhead - Catastrophe

To compensate Operator for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:

          (1)  3% of total costs through $100,000; plus

          (2) 2% of total costs in excess of $100,000 but less than $1,000,000; plus

          (3)  1% of total costs in excess of $1,000,000.

Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.

4.   Amendment of Rates

The Overhead rates provided for in this Section III may be amended from time to time only by mutual agreement between the Parties hereto if, in practice, the rates are found to be insufficient or excessive.

   IV. PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint
Property.  Operator  shall  provide all Material for use on the Joint  Property;
however,   at  Operator's   option,   such  Material  may  be  supplied  by  the
Non-Operator. Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material. The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

1.   Purchases

Material purchased shall be charged at the price paid by Operator after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2.   Transfers and Dispositions

Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

     A.   New Material (Condition A)

          (1)  Tubular Goods Other than Line Pipe

                                                             COPAS-1986-OFFSHORE
                                                              Recommended by the
                                                            Council of Petroleum
                                                           Accountants Societies

               (a) Tubular goods, sized 2-3/8 inches OD and larger except line pipe, shall be priced at Eastern mill published carload base prices effective as of date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point nearest the Joint Property for which published rail rates for tubular goods exist. If the 80,000 pound rail rate is not offered, the 70,000 pound or 90,000 pound rail rate may be used. Freight charges for tubing will be calculated from Lorain, Ohio and casing from Youngstown, Ohio.

               (b) For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2A.(l)(a). For transportation cost from points other than Eastern mills, the 30,000 pound Oil Field Haulers Association interstate truck rate shall be used.

               (c) Special end finish tubular goods shall be priced at the lowest published out-of-stock price, f.o.b. Houston, Texas, plus transportation cost, using Oil Field Haulers Association interstate 30,000 pound truck rate, to the railway receiving point nearest the Joint Property.

               (d) Macaroni tubing (size less than 23/8 inch OD) shall be priced at the lowest published out-of-stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.

          (2)  Line Pipe

               (a) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A.(l)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

               (b) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) less than 30,000 pounds shall be priced at Eastern mill published carload base prices effective as of date of shipment, plus 20 percent, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph A.(l)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

               (c) Line pipe 24 inch OD and over and 3/4 inch wall and larger shall be priced f.o.b. the point of manufacture at current new published prices plus transportation cost to the railway receiving point nearest the Joint Property.

               (d) Line pipe, including fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Joint Property or at prices agreed to by the Parties.

          (3) Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

          (4) Unused new Material, except tubular goods, moved from the Joint Property shall be priced at the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property. Unused new tubulars will be priced as provided above in Paragraph 2.A. (1) and (2).

     B.   Good Used Material (Condition B)

          Material in sound and serviceable condition and suitable for reuse without reconditioning:

          (1)  Material  moved to the Joint  Property

               At seventy-five percent (75%) of current new price, as determined by Paragraph A.

          (2)  Material used on and moved from the Joint Property

               (a) At seventy-five percent (75%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as new Material or

               (b) At sixty-five percent (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material.

          (3)  Material not used on and moved from the Joint Property

               At seventy-five percent (75%) of current new price as determined by Paragraph A. The cost of reconditioning, if any, shall be absorbed by the transferring property.

     C.   Other Used Material

          (1)  Condition C

               Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

          (2)  Condition D

               Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use. Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

               (a) Casing, tubing, or drill pipe used as fine pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

               (b) Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g. power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non-upset basis.

          (3)  Condition E

               Junk shall be priced at prevailing prices. Operator may dispose of Condition E Material under procedures normally utilized by Operator without prior approval of Non-Operators.

                                                             COPAS-1986-OFFSHORE
                                                              Recommended by the
                                                            Council of Petroleum
                                                           Accountants Societies

     D.   Obsolete Material

          Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. Such price should result in the Joint Account being charged with the value of the service rendered by such Material. E. Pricing Conditions

          (1) Loading or unloading costs may be charged to the Joint Account at the rate of twenty-five cents (25 CENTS) per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the stocking point. The above rate shall be adjusted as of the first day of April each year following January 1, 1985 by the same percentage increase or decrease used to adjust overhead rates in Section III, Paragraph 1 .A(4). Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year. Such rate shall be published each year by the Council of Petroleum Accountants Societies.

          (2) Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

3.   Premium Prices

     Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unususal causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Opetators for such Material. Each Non-Operator shall have the rights by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator.

4.   Warranty of Material Furnished By Operator

     Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

                                 V. INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

1.   Periodic Inventories, Notice and Representation

     At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

2.   Reconciliation and Adjustment of Inventories

     Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustments shall be made by Operator to the Joint Account for overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3.   Special Inventories

     Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of Operator, all Parties shall be governed by such inventory.

4.   Expense of Conducting Inventories

     A. The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

     B. The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account

                                   EXHIBIT "D"

    Attached to and made a part of that certain Offshore Operating Agreement covering High Island Block 53 Prospect, dated August 25, 2004, by and between
Millennium Offshore Group, Inc., as Operator, and Ridgewood Energy Corporation,
                                as Non-Operator.

EQUAL EMPLOYMENT OPPORTUNITY

While performing under this Agreement, Operator agrees to the following additional terms and conditions to the extent they may be applicable to the work to be performed under such Farmout Agreement in accordance with the provisions of the following described Executive Orders:

A. E.0. 11246, as amended by E.0. 11375 (Race, Color, Religion, Sex and National Origin):

     1. If the contract is in excess of $10,000, Operator agrees to comply with the provisions of Section 202 of such Order (the "Equal Opportunity Clause"), which Clause is incorporated herein by reference pursuant to the regulations promulgated under such Order [41 C.F.R. Sec. 60-1.4(d)].

     2. If the contract is in excess of $10,000, the certifies that it does not maintain or provide nor will it maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not permit nor will it permit its employees to perform their services at any location, under its control, where segregated facilities are maintained.* OPERATOR agrees that a breach of this certification is a violation of the Equal Opportunity Clause of Executive Order 11246. Operator further agrees that (except where it has obtained identical certifications from proposed subcontractors for specific time periods) it will obtain identical certifications from proposed subcontractors prior to the award of subcontracts exceeding $10,000 which are not exempt from the provisions of the Equal Opportunity Clause; that it will retain such certifications in its files; and that it will forward the prescribed notice to such proposed subcontractors (except where the proposed subcontractors have submitted identical certifications for specific time periods).**

     3. If the contract is in excess of $50,000 and Operator has more than 50 employees, Operator agrees (a) to file annually, on or before March 31 of each year, (or within 30 days after the award of such contract if not filed within 12 months preceding the date of the award), complete and accurate reports on Standard Form 100 (EEO-1) with the appropriate governmental agency, in accordance with the regulations issued by the Secretary of Labor (41 C.F.R. Sec. 60-1.7), and (b) to develop a written affirmative action compliance program for each of its establishments in accordance with the regulations issued by the Secretary of Labor (41 C.F.R. Sec. 60-1.40).

* As used in this certification, the term "segregated facilities" means any waiting rooms, work areas, rest rooms and wash rooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation and housing facilities provided for employees which are segregated by explicit directive or are in fact segregated on the basis of race, color or national origin because of habit, local custom or otherwise.

** The form of the prescribed notice is as follows: NOTICE TO PROSPECTIVE SUBCONTRACTORS OF REQUIREMENT FOR CERTIFICATIONS OF NONSEGREGATED FACILITIES. A Certificate of Nonsegregated Facilities as required by the May 9, 1967, order on Elimination of Segregated Facilities, by the Secretary of Labor (32 Fed. Reg. 7439, May 19, 1967), must be submitted prior to the award of a subcontract exceeding $10,000 which is not exempt from the provisions of the Equal Opportunity Clause. The certification may be submitted either for each subcontract or for all subcontracts during a period (i.e., quarterly, semiannually, or annually). Note: The penalty for making false statements in offers is prescribed in 18 U.S.C. 1001.

B.   E. 0. 11701 (Employment of Veterans)

          If the contract is in excess of $10,000, Operator agrees to comply with the affirmative action clause and regulations promulgated under such Order (41 C.F.R. Part 60-250) which clause is incorporated herein by reference pursuant to Section 60-250.22 of such regulations.

C.   E.0. 11625 (Minority Business Enterprises)

     1. If the contract is in excess of $10,000, Operator agrees to use its best efforts to provide minority business enterprises with the maximum practicable opportunity to participate in the performance of such contract to the fullest extent consistent with the efficient performance thereof [41 C.F.R. Sec. 1-1.1310-2(a)].

     2. If the contract is in excess of $500,000, Operator agrees to comply with the Minority Business Enterprises Subcontracting Program Clause promulgated under such Order [41 C.F.R. Sec. l-1.1310-2(b)], which clause is incorporated herein by reference.

D.   E.O. 11758 (Employment of Handicapped Persons)

          If the contract is in excess of $2,500, Operator agrees to comply with the affirmative action clause and the regulations promulgated under such Order (41 C.F.R. Part 60-741), which clause is incorporated herein by reference pursuant to Section 60-741.22 of such regulations.

                                   EXHIBIT "E"

    Attached to and made a part of that certain Offshore Operating Agreement covering High Island Block 53 Prospect, dated August 25, 2004, by and between
Millennium Offshore Group, Inc., as Operator, and Ridgewood Energy Corporation,
                                as Non-Operator.

                       GAS BALANCING AND STORAGE AGREEMENT

               The Parties hereto own and are entitled to share in the oil and gas production from the Lease in accordance with their respective interests as set forth in the Operating Agreement, dated March 15, 2003, by and between the signatories hereof ("Party or Parties"). Each Party has made or will make arrangements to sell or utilize its share of the gas production however, it is recognized that one or more of the Parties may be unable from time to time to take in kind or otherwise dispose of its interest in the gas production. In order to permit each party to produce and dispose of its interest in the gas production with as much flexibility as possible, the Parties hereto agree as follows:

     1. From and after the date of initial delivery of gas from the Lease, during any period when a Party is taking less than its full share of the gas production, any other Party may produce from the Lease and take or deliver to a purchaser, each month, all or a part of that portion of the allowable gas production which is not produced by a Party taking less than its full share. The Parties hereto shall share in and own the liquid hydrocarbons recovered from such gas in accordance with their respective interests in the Lease as set forth in said Operating Agreement, whether or not such Parties are taking their full share of gas.

     2. On a cumulative basis, a Party taking less than its full share of the gas produced shall be credited with gas in storage equal to its full share of the total gas produced, less such Party's share of the gas used in operations on the Lease or vented or lost, and less that portion of the gas such Party took or delivered to its purchaser. Operator will maintain an account of the gas balance between the Parties hereto and will furnish each Party monthly statements showing the total quantity of gas produced, the portion thereof used in operations on the Lease, vented or lost, the total quantity of gas taken by each Party, and the monthly and cumulative over-and-under delivery of each Party, within sixty (60) days of the end of each month of production.

     3. After written notice to the Operator, a Party may begin taking its full share of the gas produced (less such Party's share of the gas used in operations on the Lease, vented or lost). To allow the recovery of gas in storage and to balance the gas account of the Parties, a Party with gas in storage shall be entitled to take its current share of the gas produced (less such Party's share of the gas used in operations on the Lease, vented or lost), plus a share of gas not to exceed its gas in storage determined by multiplying (i) fifty percent (50%) by (ii) the interest of the Party or Parties having taken more than their share of cumulative gas production from the Lease by (iii) a fraction, the numerator of which is the interest in the Lease of such Party with gas in storage and the denominator of which is the total percentage interest in the Lease of all Parties currently recovering gas in storage. Makeup volumes of gas produced shall be applied against the gas balance account of the Parties on a first-in-first-out basis. It is specifically agreed that no underproduced Party will be allowed to take make-up gas during the months of November, December, January or February ("The Winter Period"). However, gas make-up will be allowed during The Winter Period if the underproduced Party has taken at least eighty percent (80%) of the make-up gas to which it is entitled during the six (6) consecutive months immediately prior to The Winter Period.

     4. Upon written notice to Operator, any Party may deliver to its purchaser its full share of the allowable gas production to meet the deliverability tests required by its purchaser; provided that such tests shall not exceed seventy-two (72) hours duration.

     5. Each Party shall pay all production or severance taxes, excise taxes, royalties, overriding royalties, production payments and other such payments for which it is obligated by law or by lease or by contract (including other provisions of said Operating Agreement), and nothing in these gas balancing provisions shall be construed as affecting such obligations. Each Party hereto shall indemnify and hold harmless the other Parties hereto against all claims, losses or liabilities arising out of its failure to fulfill such obligations.

     6. Should production of gas from the Lease be permanently discontinued before the gas account is balanced or if sufficient reserves do not exist to physically balance the gas account of the Parties or if no gas is produced from the Lease for six (6) months, a cash settlement (without interest) will be made between the underproduced and overproduced Parties. Such settlement shall be coordinated by Operator. Underproduced and overproduced Parties are those Parties who have received credit for a lesser and a greater quantity, respectively, than their share of the cumulative unit gas production (less such Party's share of the gas used in operations on the Lease, vented or lost) at such time as production is permanently discontinued or at such time as it is determined that sufficient reserves do not exist to physically balance the gas account of the Parties. In making such settlement, the underproduced Party or Parties will be paid a sum of money by the overproduced Party or Parties attributable to the overproduction which said overproduced Party or Parties received, at the weighted average price, subject to the further provisions of this Paragraph 6, received by the overproduced Party or Parties at the time and from time to time when the overproduced Party or Parties delivered and sold that portion of gas production from the Lease that was attributable to the interest of the underproduced Party or Parties, minus payments made by the overproduced Party or Parties for Lessor's royalties and production taxes on such overproduction. In determining the overproduced volumes for which settlement is due, the following rule shall be used: When an overproduced party takes less gas than its current share of production, only the volume less than its current share shall be applied to reduce prior overproduction, in the order of accrual of such overproduction. In the event the overproduced Party or Parties took such gas in kind or sold or transferred such gas to an affiliate, the price basis shall be the prevailing wellhead price in the field of the gas utilized by the overproduced Party or Parties at the time when gas was so utilized, sold or transferred. As used herein, "affiliate" means an entity which controls, is controlled by or is under common control with the Party selling or transferring gas to it. For gas sold subject to a contingent refund obligation, the price shall be the rate collected, from time to time, which is not subject to possible refund as provided by the FERC (or its successor) or any other governmental authority pursuant to final order or settlement applicable to the gas produced from the Lease and sold by the overproduced Party, plus any additional collected amount which is not ultimately required to be refunded by order of the FERC (or its successor) or any other governmental authority having jurisdiction in the premises, such additional collected amount to be accounted for at such time as final determination is made with respect thereto.

          Notwithstanding the foregoing, should the underproduced Party elect to receive such additional collected amount which is subject to possible refund pending the issuance of such final order, such underproduced Party shall be entitled to the payment of such additional collected amount from the overproduced Party upon the underproduced Party delivering to such overproduced Party a bond or irrevocable letter of credit (or such other assurances as may be required by such overproduced Party) in which the underproduced Party agrees to repay the overproduced Party the amount so paid that is required by said final order to be refunded, plus interest thereon as specified by order of the FERC (or its successor) or other governmental authority having jurisdiction.

     7. This Agreement shall remain in full force and effect for a term concurrent with the term of the Operating Agreement to which this Agreement is attached and as long thereafter as is necessary to carry out the final settlement of the gas account of the Parties hereto.

     8. This Agreement shall be deemed to be a separate agreement for each separate category of gas produced and sold from the Lease as determined under the provisions of the Natural Gas Policy Act of 1978 and applicable regulations thereunder.

     9. Nothing herein shall change or affect each Party's obligation to pay its proportionate share of all costs and liabilities incurred in operations on the Lease, as its share thereof is set forth in the Operating Agreement to which this Agreement is attached.

                                   EXHIBIT "F"

    Attached to and made a part of that certain Offshore Operating Agreement covering High Island Block 53 Prospect, dated August 25, 2004, by and between
Millennium Offshore Group, Inc., as Operator, and Ridgewood Energy Corporation,
                                as Non-Operator.

                        MEMORANDUM OF OPERATING AGREEMENT
                             AND FINANCING STATEMENT

   To be filed in the conveyance records and in the mortgage records and as a non-standard financing statement in accordance with Paragraph 6.0 herein.

1.0 This Memorandum of Operating Agreement and Financing Statement (this "Memorandum") is effective as of the effective date of the Operating Agreement referred to in Paragraph 2.0 below and is executed by the following undersigned duly authorized representative of Millennium Offshore Group, Inc., a ______ Texas corporation, whose taxpayer identification number is _____________ and whose address is 5300 Memorial Drive, Suite 1070, Houston, Texas 77007 (the "Operator"); and the undersigned duly authorized representative of Ridgewood Energy Corporation, a ___________ corporation, whose taxpayer identification number is ______________ and whose address is 947 Linwood Avenue, Ridgewood, New Jersey 07450, (individually "Non-Operator" and collectively "Non-Operators"). The Operator and the Non-Operators may be referred to herein individually as a "Party" and collectively as the "Parties".

2.0 The Parties have entered into that certain Operating Agreement dated August 25, 2004 (the "Operating Agreement") which provides for the exploration, development and production of crude oil, natural gas and associated substances from the OCS blocks, or portions thereof, described in Exhibit "A" of the Operating Agreement and in Attachment "1" to this Memorandum, or covered by the Lease (hereinafter called the "Contract Area") and which designates Millennium Offshore Group, Inc., as the Operator of certain wells located in OCS blocks, or portions thereof, described in Exhibit "A" of the Operating Agreement and in Attachment "1" hereof, to conduct such operations for itself and the Non-Operators as permitted or required by and within the terms of the Operating Agreement. All OCS federal oil and gas leases (or portions thereof) described in Exhibit "A" of the Operating Agreement and in Attachment "1" to this Memorandum are hereinafter called the "Lease." The liability of the Parties under the Operating Agreement shall be several and not joint or collective. Each Party shall only be responsible for its obligations and shall only be liable for its proportionate share of costs and expenses.

As used in this Memorandum, the following terms have the following meanings:

     a. "Costs" shall mean the monetary amount of all expenditures (or indebtedness) incurred by the Operator and the Non-Operators for (or on account of) any and all operations conducted pursuant to the Operating Agreement and determined pursuant to the Operating Agreement, including the Accounting Procedure.

     b.   "Development Systems" means:

          (i) systems to develop and produce Hydrocarbons, including (1) offshore surface structures, whether fixed, compliant or floating, (2) offshore subsea structures or templates, whether capable of accommodating one or multiple wells, (3) any combination of (1) and
          (2), (4) any other type of system designed to develop and produce Hydrocarbons, and (5) all associated components of any of the above; and

          (ii) associated production equipment beyond the wellhead connections that is installed on or outside the Contract Area pursuant to the Operating Agreement in order to handle or process Hydrocarbon production, including, but not limited to, injection and disposal and disposal wells and the flowlines and gathering lines that transport Hydrocarbons from the wellhead.

     c. "Hydrocarbon(s)" means oil and gas and associated liquid and gaseous by-products (except helium) from a wellbore located on the Contract Area.

          Unless otherwise defined herein, all other capitalized terms shall have the meaning ascribed to them in the Operating Agreement.

3.0 Among other  provisions,  the  Operating  Agreement (a) provides for certain liens, mortgages, pledges and security interests (collectively "Security Rights") to secure payment by the parties of their respective share of costs and performance of other obligations under the Operating Agreement, (b) contains an "Accounting Procedure", which establishes, among other things, interest to be charged on indebtedness, certain costs, and other expenses under the Operating Agreement at the rate set forth therein, (c) includes non-consent clauses which establish that parties who elect not to participate in certain operations shall
(i) be deemed to have relinquished their interest in production until the consenting parties recover their costs of such operations plus a specified amount or (ii) forfeit their interest in certain Lease or portions thereof involved in such operations, (d) grants each party to the Operating Agreement the right to take in kind its proportionate share of all oil and gas produced from the Contract Area, and (e) includes a volumetric Gas Balancing Agreement which is attached as Exhibit "D" to the Operating Agreement.

4.0 The Operator hereby certifies that a true and correct copy of the Operating Agreement is on file and is available for inspection by third parties at the offices of the Operator at the address set forth in paragraph 1.0 and Attachment "1" of this Memorandum.

5.0 In addition to any other security rights and remedies provided for by law with respect to services rendered or materials and equipment furnished under the Operating Agreement and/or this Memorandum, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the covenants and mutual undertakings of the Operator and the Non-Operators herein, the Parties hereby agree as follows:

5.1 Mortgage and Pledge:  Each Non-Operator  mortgages,  pledges,  affects,  and hypothecates to Operator, and Operator mortgages, pledges, affects, and hypothecates to each Non-Operator, all of its respective rights, title, and interest in and to the following:

     (a) the Lease and any interest therein, and all accounts, gas imbalance accounts, contract rights, inventory, and general intangibles relating thereto or arising therefrom;

     (b) all property and fixtures, moveable or immovable, corporeal or incorporeal, attached to or located on or off the Contract Area, which are acquired by the Parties pursuant to the Operating Agreement and/or this Memorandum;

     (c) all of the oil, gas and associated substances in, on, or under the Lease and that may be produced from the Lease and the proceeds attributable to the sale of such oil, gas and associated substances; and

     (d) all property, moveable or immovable, corporeal or incorporeal, that is used, obtained or constructed (or under construction) for use, in connection with the Lease and operations thereon pursuant to the Operating Agreement and/or this Memorandum.

5.2 Security Interests. Each Non-Operator hereby grants to the Operator, and the Operator hereby grants to each Non-Operator, a continuing security interest in and to all of its respective rights, titles, interests, claims, general intangibles, proceeds, and products thereof, whether now existing or hereafter acquired, in and to (a) all oil and gas produced from the offshore blocks covered by the Lease or the Contract Area or attributable to the Lease or the Contract Area when produced, (b) all accounts receivable accruing or arising as a result of the sale of such oil and gas (including, without limitation, accounts arising from gas imbalances or from the sale of oil and gas at the wellhead), (c) all cash or other proceeds from the sale of such oil and gas once produced, and (d) all Development Systems, platforms, wells, facilities, fixtures, tools, tubular goods and other corporeal property, whether movable or immovable, whether now or hereafter placed on the offshore blocks covered by the Lease or the Contract Area or maintained or used in connection with the ownership, use, or exploitation of the Lease or the Contract Area, and other surface and sub-surface equipment of any kind or character located on or attributable to the Lease or the Contract Area, and the cash or other proceeds realized from the sale, transfer, disposition or conversion thereof. The interest of the Parties in and to the oil and gas produced from or attributable to the Lease or the Contract Area when extracted and the accounts receivable accruing or arising as the result of the sale thereof shall be financed at the wellhead of the well or wells located on the Lease or the Contract Area. To the extent susceptible under applicable law, the security interest granted by each Party hereunder covers (i) all substitutions, replacements, and accessions to the property of such Party described herein and is intended to cover all of the rights, titles, and interests of such Party in all movable property now or hereafter located upon or used in connection with the Contract Area, whether corporeal or incorporeal, (ii) all rights under any gas balancing agreement, farmout rights, option farmout rights, acreage and cash contributions, and conversion rights of such Party in connection with the Lease or the Contract Area, or the Hydrocarbons produced from or attributable to the Lease or the Contract Area, whether now owned and existing or hereafter acquired or arising, including, without limitation, all interests of each Party in any partnership, tax partnership, limited partnership, association, joint venture, or other entity or enterprise that holds, owns, or controls any interest in the Contract Area, and (iii) all rights, claims, general intangibles, and proceeds, whether now existing or hereafter acquired, of each Party in and to the contracts, agreements, permits, licenses, rights-of-way, servitudes and similar rights and privileges that relate to or are appurtenant to the Lease and/or the Contract Area, including the following:

     (a) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from any present or future operating, farmout, bidding, pooling, unitization, and communitization agreements, assignments, and subleases, whether or not described in Attachment "1," to the extent, and only to the extent, that such agreements, assignments, and subleases cover or include any of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in and to all or any portion of the Lease or the Contract Area, and all units created by any such pooling, unitization, and communitization agreements, and all units formed under orders, regulations, rules, or other official acts of any governmental authority having jurisdiction, to the extent and only to the extent that such units cover or include all or any portion of the Lease and/or the Contract Area;

     (b) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all presently existing and future advance payment agreements, and oil, casinghead gas, and gas sales, exchange, and processing contracts and agreements, including, without limitation, those contracts and agreements that are described on Attachment "1," to the extent, and only to the extent, those contracts and agreements cover or include all or any portion of the Lease and/or the Contract Area; and

     (c) all of its rights, titles, and interests, whether now owned and existing or hereafter acquired or arising, in, to, and under or derived from all existing and future permits, licenses, rights-of-way, servitudes and similar rights and privileges that relate to or are appurtenant to any of the Lease and/or the Contract Area.

5.3 The Security Rights granted herein are given to secure the complete and timely performance of and payment by each Party of all of its obligations and indebtedness of every kind and nature, whether now owed by such Party or hereafter arising pursuant to the Operating Agreement and this Memorandum. To the extent susceptible under applicable law, the mortgage and the security interest granted herein shall secure the payment of Costs and other expenses properly charged to such Party together with (a) interest on such indebtedness, Costs, and other expenses at the rate set forth in the Accounting Procedure or the maximum rate allowed by law, whichever is the lesser, (b) reasonable attorneys' fees, (c) court costs, and (d) other directly related collection costs.

5.4 The maximum amount for which the mortgage herein granted by each Non-Operator shall be deemed to secure the obligations and indebtedness of such Non-Operator to the Operator as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 (the "Limit of the Mortgage of each Non-Operator"), and the maximum amount for which the mortgage herein granted by the Operator shall be deemed to secure the obligations and indebtedness of the Operator to all Non-Operators as stipulated herein is hereby fixed in an amount equal to $25,000,000.00 in the aggregate (the "Limit of the Mortgage of the Operator").. Except as provided in the preceding sentence (and then only to the extent such limitations are required by law), the entire amount of obligations and indebtedness of each Party is secured hereby without limitation. Notwithstanding the foregoing Limit of the Mortgage of each Non-Operator and Limit of the Mortgage of the Operator, the liability of each Party and the mortgage and security interest granted hereby shall be limited to (and no Party shall be entitled to enforce the same against another Party for an amount exceeding) the actual obligations and indebtedness (including all interest charges, Costs, attorneys' fees, and other charges provided for in this Memorandum or in the Operating Agreement) outstanding and unpaid and that are attributable to or charged against the interest of such Party pursuant to the Operating Agreement and/or this Memorandum.

5.5 If Operator seeks to enforce the mortgage granted it hereunder against a Non-Operator, Operator shall have the right to appoint a keeper of such Non-Operator's property, or any part thereof. If any Non-Operator seeks to enforce the mortgage granted it hereunder against Operator, such Non-Operator shall have the right to appoint a keeper of Operator's property or any part thereof.

5.6 Each Party represents and warrants to the other Parties hereto that the mortgage, pledge and security interests granted by such Party to the other Parties in this Agreement shall be a first and prior mortgage, pledge and security interest, and each Party hereby agrees to maintain the priority of said mortgage, pledge and security interest against all persons acquiring an interest in the Lease or the Contract Area by, through or under such Party. All Parties acquiring an interest in the Lease or the Contract Area, whether by assignment, merger, mortgage, operation of law, or otherwise, shall be deemed to have taken subject to the mortgages, pledge rights and security interests hereunder as to all obligations attributable to such interest hereunder whether or not such obligations arise before or after such interest is acquired.

5.7 If performance of any obligation under the Operating Agreement or payment of any indebtedness created thereunder does not occur or is not made when due under the Operating Agreement or upon default of any covenant or condition of the Operating Agreement, in addition to any other remedy afforded by law, each Party to the Operating Agreement and any successor to such party by assignment, operation of law, or otherwise, shall have, and is hereby given and vested with, the power and authority to foreclose the mortgage, pledge, and security interest established in its favor herein and in the Operating Agreement in the manner provided by law and to exercise all rights of a secured party under the Uniform Commercial Code. If any Party does not pay such Costs and other expenses or perform its obligations under the Operating Agreement when due, the Operator (or the Non-Operators if the defaulting Party is the Operator) shall have the additional right to notify the purchaser or purchasers of the defaulting Party's Hydrocarbon(s) production and collect such Costs and other expenses out of the proceeds from the sale of the defaulting Party's share of Hydrocarbon(s) production. Any purchaser of such production shall be entitled to rely on the Operator's (or the Non-Operators if the defaulting Party is the Operator) statement concerning the amount of Costs and other expenses owed by the defaulting Party and payment made to the Operator (or the Non-Operators if the defaulting Party is the Operator) by any purchaser shall be binding and conclusive as between such purchaser and such defaulting Party.

5.8 If any Party does not perform all of its obligations hereunder, and the failure to perform subjects such Party to foreclosure or execution proceedings pursuant to the provisions herein, to the extent allowed by governing law, the defaulting Party waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the property covered by the mortgage, pledge and security interest created hereunder prior to sale, any available right to stay execution or to require a marshalling of assets, and any required bond in the event a receiver is appointed.

5.9 Each Party agrees that the other Parties shall be entitled to utilize the provisions of oil and gas lien law or privilege or other lien law or privilege of any state adjacent to the Contract Area, or that is otherwise applicable, to enforce the rights and remedies of each Party hereunder. Without limiting the generality of the foregoing, to the extent allowed by applicable law, the Operator may invoke and use the mechanics' and materialmens' lien law to secure the payment to the Operator of any sum due hereunder for services performed or materials supplied by the Operator.

5.10 To the extent permitted by applicable law, each Party hereby grants to the other Parties a power of sale as to any property that is subject to the Security Rights granted hereunder, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice.

6.0 Recording/Filing. To provide notice of, and to further perfect the Parties' Security Rights created hereunder, this Memorandum (including a carbon, photographic, or other reproduction thereof and hereof) shall constitute a non-standard form of financing statement under the terms of the U.C.C. (the "Uniform Commercial Code," as adopted in the State of Texas) and, as such, may be filed by any Party for record in the office of the County Clerk of any county in the State of Texas, with the filing Party being the secured Party and the other Parties being the debtors with respect to such filing. Each Party filing this Memorandum may attach thereto, or file separately, any standard UCC financing statement necessary to effectuate perfection of the security interests described herein. Upon request, each debtor Party hereunder agrees to execute and deliver to each secured Party a UCC-1 or other UCC form reflecting the Security Rights granted herein.

7.0 Upon expiration of the Operating Agreement and the satisfaction of all obligations and indebtedness arising thereunder, the Party(ies) filing this Memorandum shall file of record an appropriate release and termination of all security and other rights created under the Operating Agreement and this Memorandum executed by all parties to the Operating Agreement. Upon the filing of such release and termination instrument, all benefits and obligations under this Memorandum shall terminate as to all parties who have executed or ratified this Memorandum. In addition, at any time prior to the filing of such release and termination instrument, each of the Operator and the Non-Operators shall have the right to (i) file a continuation statement pursuant to the Uniform Commercial Code with respect to any financing statement filed in their favor under the terms of this Memorandum and (ii) reinscribe this act in the appropriate mortgage records.

8.0 It is understood and agreed by the Parties hereto that if any part, term, or provision of this Memorandum is held by the courts to be illegal or in conflict with any law of the state where made, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the Parties shall be construed and enforced as if the Memorandum did not contain the particular part, term, or provision held to be invalid.

9.0 This Memorandum shall be binding upon and shall inure to the benefit of the Parties hereto and their respective legal representatives, successors and permitted assigns. The failure of one or more persons owning an interest in the Contract Area to execute this Memorandum shall not in any manner affect the validity of the Memorandum as to those persons who execute this Memorandum.

10.0 A party having an interest in the Contract Area may ratify this Memorandum by execution and delivery of an instrument of ratification, adopting and entering into this Memorandum, and such ratification shall have the same effect as if the ratifying party had executed this Memorandum or a counterpart thereof. By execution or ratification of this Memorandum, such Party hereby consents to its ratification and adoption by any party who acquires or may acquire any interest in the Contract Area.

11.0 This Memorandum may be executed or ratified in one or more counterparts and all of the executed or ratified counterparts shall together constitute one instrument. The respective addresses of the Operator, as both secured Party and debtor, and the Non-Operators, as both debtors and secured Parties, at which information with respect to the security interests created in the Operating Agreement and this Memorandum may be obtained, are set forth in Paragraph 1.0 and Attachment "1" of this Memorandum.

12.0 The Operator and the Non-Operators hereby agree to execute, acknowledge and deliver or cause to be executed, acknowledged and delivered, any instrument or take any action necessary or appropriate to effectuate the terms of the Operating Agreement, this Memorandum, and any Exhibit, instrument, certificate or other document pursuant thereto.

13.0 Whenever the context requires, reference herein made to the single number shall be understood to include the plural, and the plural shall likewise be understood to include the singular, and specific enumeration shall not exclude the general, but shall be construed as cumulative.

EXECUTED on the dates set forth below each signature but effective as of the 25th day of August, 2004.

                                       OPERATOR:
                                       Millennium Offshore Group, Inc.

WITNESSES:


                                       By:
------------------------------------       -------------------------------------
(Printed Name of Witness)              Printed Name:
                                                     ---------------------------
                                       Title:
                                              ----------------------------------
                                       Date:
------------------------------------         -----------------------------------
(Printed Name of Witness)

                           ACKNOWLEDGMENT - OPERATOR:

STATE OF TEXAS

COUNTY OF HARRIS

     On this  _________________ day of _________,  _________ before me, appeared
_______________________________ to me personally known, who, being by me duly sworn, did say that he is the _____________________________________________ of
Millennium Offshore Group, Inc., a Texas corporation, and that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors and that _________________________________ acknowledged the instrument to be the free act and deed of the corporation.


                                       -----------------------------------------
                                       NOTARY PUBLIC in and for the
                                       State of Texas
                                       My Commission expires:


                                       NON-OPERATOR:
                                       Ridgewood Energy Corporation

WITNESSES:


                                       By:
------------------------------------       -------------------------------------
(Printed Name of Witness)              Printed Name:
                                                     ---------------------------
                                       Title:
                                              ----------------------------------
                                       Date:
------------------------------------         -----------------------------------
(Printed Name of Witness)

                         ACKNOWLEDGMENT - NON-OPERATOR:

STATE OF ___________

COUNTY OF __________

     On this  ___________  day of __________,  __________,  before me,  appeared
__________________________________ to me personally known, who, being by me duly sworn, did say that he is the  ______________________________________________ of
Ridgewood Energy Corporation, a ____________ corporation, and that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors and that ____________________________ acknowledged the instrument to be the free act and deed of the corporation.


                                       -----------------------------------------
                                       NOTARY PUBLIC in and for the
                                       State of ___________
                                       My Commission expires:

                          ATTACHMENT "1" TO EXHIBIT "F"

    Attached to and made a part of the Memorandum of Operating Agreement and Financing Statement, dated effective August 25, 2004, by and between Millennium
     Offshore Group, Inc., as Operator, and Ridgewood Energy Corporation, as
                                  Non-Operator.

I.   DESCRIPTION OF LANDS AND LEASES WITHIN THE CONTRACT AREA:

     Oil and Gas Lease of Submerged Lands bearing Serial No. OCS-G 20658 dated effective December 1, 1998, by and between the United States of America, as Lessor, and Forest Oil Corporation, as Lessee, covering the portions of Block 53, High Island Area, OCS Leasing Map, TX 7

     The mortgage, pledge and security rights created in the Operating Agreement and this Memorandum do not apply to the Parties' interest and rights in the existing platform and production facilities on the Lease as of the effective date of the Operating Agreement. Subsequent to the effective date of the Operating Agreement, such mortgage, pledge and security rights shall apply to the Parties' interests and rights in such existing platform and production facilities only to the extent such interest and rights arise out of the Operating Agreement.

II.  OPERATOR:

     Millennium Offshore Group, Inc.

III. PARTIES, REPRESENTATIVES. ADDRESSES, AND INTERESTS CONTRIBUTED:

     Millennium Offshore Group, Inc.
     5300 Memorial, Ste. 1070
     Houston, TX 77007
     Attn: Mr. Kent Singleton
     Telephone: (713) 652-0137
     Fax:(713)652-0482
     28.00000% WI, 19.60000% NRI

     Ridgewood Energy Corporation      Ridgewood Energy Corporation
     947 Linwood Avenue                5300 Memorial, Suite 1070
     Ridgewood, New Jersey 07450       Houston, Texas 77007
     Attn: Mr. Robert Swanson          Attn: Mr. W. Greg Tabor
     Telephone: (201) 447-9000         Telephone: (713) 862-9856
     Fax: (201)447-0474                Fax:(713)802-9734
     72.00000% WI, 50.40000% NRI

                                   Exhibit "C"

       Attached to and made a part of that certain Participation Agreement covering High Island Block 53 Prospect, dated August 25, 2004, by and between Millennium Offshore Group, Inc. and Ridgewood Energy Corporation.

                         ASSIGNMENT OF OPERATING RIGHTS

OFFSHORE TEXAS             }
                           }
OUTER CONTINENTAL SHELF    }   KNOW BY ALL THESE PRESENTS:
                           }
UNITED STATES OF AMERICA   }


     THAT, Millennium Offshore Group, Inc., 5300 Memorial, Ste. 1070, Houston, Texas 77007, hereinafter called "Assignor", for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to it paid by Ridgewood Energy Corporation, whose address is 947 Linwood Avenue, Ridgewood, New Jersey 07450, hereinafter called "Assignee", the receipt and full sufficiency of which is hereby acknowledged, does hereby grant, convey, transfer and assign unto Assignee, its heirs, successors and assigns, an undivided 72.00000% operating rights interest in and to the oil and gas mineral lease identified below (hereafter called "Subject Lease"), to wit:

     That certain Oil and Gas Lease of Submerged Lands bearing Serial No. OCS-G 20658 dated effective December 1, 1998, by and between the United States of America, as Lessor, and Forest Oil Corporation, as Lessee, covering the portions of Block 53, High Island Area, OCS Leasing Map, TX 7, INSOFAR AND ONLY INSOFAR as said OCS-G 20658 covers the depths from the surface of the earth down to the stratigraphic equivalent of the base of the __________ sand found at _________ feet in the electric log for the Millennium Offshore Group OCS-G 20658 No. _____________ Well.

     This assignment is made subject to all of the terms of express and implied covenants and conditions of the Subject Lease, the Lessor's royalties and, further, shall bear and assume its proportionate share of that certain overriding royalties interest affecting the Subject Lease as set forth in that certain Participation Agreement, dated August 25, 2004, by and between Millennium Offshore Group, Inc. and Ridgewood Energy Corporation (the "Participation Agreement").

     This assignment is also made subject to and shall bear and assume its proportionate share of any and all burdens, obligations, limitations and responsibilities created by the following listed agreements, of which all terms, conditions and reservations of said agreements are incorporated herein by reference:

     (a) The Participation Agreement dated August 25, 2004, between Millennium Offshore Group, Inc. and Ridgewood Energy Corporation.

     (b) The Farmout Agreement dated effective July 10, 2004, between Forest Oil Corporation, as Farmor, and Millennium Offshore Group, Inc., as Farmee.

     Further, Assignee hereby agrees to be bound by all the terms and conditions of the Participation Agreement and the said Farmout Agreement.

     THIS ASSIGNMENT OF OPERATING RIGHTS IS EXECUTED BY ASSIGNOR WITHOUT WARRANTY OF TITLE, EITHER EXPRESSED OR IMPLIED, EXCEPT AS TO ACTS BY, THROUGH AND UNDER ASSIGNOR.

IN WITNESS WHEREOF, this assignment is executed effective as of _____________, 2004, subject to approval by the Minerals Management Service.

WITNESSES:                              ASSIGNOR:
                                        Millennium Offshore Group, Inc. (2383)


-------------------------------------


                                        By:
-------------------------------------       ------------------------------------


WITNESSES:                              ASSIGNEE:
                                        Ridgewood Energy Corporation (1308)


-------------------------------------


                                        By:
-------------------------------------       ------------------------------------

STATE OF TEXAS

COUNTY OF HARRIS

     On this ______ day of ________________, 2004, before me, appeared, D. Kent Singleton, personally known, who, being by me duly sworn, did say that he is the Vice President of Millennium Offshore Group. Inc.. a Texas corporation, and that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors, and that he acknowledged the instrument to be the free act and deed of the corporation.


                                        ----------------------------------------
                                        Notary Public, State of Texas

                                        My Commission Expires: __________

STATE OF __________

COUNTY OF _________

On this _____ day of ________________, 2004, before me, appeared, _____________, personally known, who, being by me duly sworn, did say that he is the ______________ of Ridgewood Energy Corporation, a Delaware corporation, and that the foregoing instrument was signed on behalf of the corporation by authority of its Board of Directors, and that he acknowledged the instrument to be the free act and deed of the corporation.


                                        ----------------------------------------
                                        Notary Public, State of ______________

                                        My Commission Expires: _____________

                                   EXHIBIT "D"

    Attached to and Illegible a part of that certain Participation Agreement covering High Island Block 53 Prospect, dated August 25, 2004, by and between
        Millennium Offshore Group, Inc. and Ridgewood Energy Corporation.

                                FARMOUT AGREEMENT

UNITED STATES OF AMERICA        Section

OUTER CONTINENTAL SHELF LANDS   Section

OFFSHORE GULF OF MEXICO         Section

     EFFECTIVE the 10th day of July, 2004, FOREST OIL CORPORATION, a Colorado corporation, ("Forest") whose address is 1600 Broadway, Suite 2200, Denver, Colorado 80202 (hereinafter referred to as "Farmor") as owner of the record title interest in the following described Oil and Gas Lease of submerged lands, and MILLENNIUM OFFSHORE GROUP, INC., a Texas corporation, ("Millennium") whose address is 5300 Memorial, Suite 1070, Houston, Texas 77007 (hereinafter referred to as "Farmee"), hereby enter into this Farmout Agreement ("Agreement"), covering the following described Oil and Gas Lease, and agree as hereinafter set forth, to-wit:

                                        I

                                     LEASES

1.1 Lease. This Agreement shall cover Farmor's Operating Rights interest as hereinafter defined in the following described Oil and Gas Lease:

     Oil and Gas Lease of Submerged Lands bearing Serial No. OCS-G 20658 dated effective December 1, 1998, by and between the United States of America, as Lessor, and Forest Oil Corporation, as Lessee, covering the whole area of Block 53, High Island Area, OCS Leasing Map, TX 7, hereinafter referred to as the "Lease".

1.2 Operating Rights. "Operating Rights" as the term is used in this Agreement shall mean full and complete right to explore for oil and gas in, on and under the Lease and to develop, produce, own, transport and market said oil and gas, in accordance with and pursuant to the terms and provisions of said Lease.

                                       II

                         FARMOUT AREA AND FARMOUT WELL

2.1 Area. The area covered by this Agreement, herein called the "Farmout Area", shall consist of the lands covered by OCS-G 20658, High Island Block 53, LESS AND EXCEPT the W/2W/2SW/4.

2.2 Initial Well. Farmee, on or before October 5, 2004, shall commence or cause to be commenced operations for the drilling of a test well herein called the "Initial Well". The Initial Well will be drilled at a location of Farmee's choice. The Initial Well shall be drilled to a depth of 13,600' or depth sufficient to test the Lentic hanseni sand whichever is the lesser ("Contract Depth"). It is understood and agreed by the parties hereto that Farmee may apply for a Suspension of Operations ("SOO") or a Suspension of Production ("SOP") from the Minerals Management Service ("MMS") in an effort to obtain additional time in which to commence the Initial Well hereunder. Farmor agrees to support any application made by Farmee for an SOO or SOP and further agrees that the commencement date cited above may be changed to a later date due to the granting of an SOO or SOP by the MMS and such change of the commencement date for the Initial Well, if granted by the MMS, is hereby approved by Farmor.

     Farmee's only penalty for not timely commencing, or causing to be commenced, the Initial Well will be the loss of its rights to earn an assignment under this Agreement. However, except as expressly provided for herein, nothing shall absolve Farmee from Farmee's complete responsibility for any damage, claim or cause of action arising out of operations hereunder, and Farmee shall indemnify and hold Farmor harmless therefrom.

2.3 Substitute Well. If the Initial Well results in a dry hole or, if, prior to reaching Contract Depth, Farmee encounters a formation or other physical condition in the well which renders further drilling impractical, so called "Gulf Coast" conditions, Farmee shall have the option to drill a substitute well subject to the provisions of this Agreement applicable to the Initial Well, as follows:

     (a) Farmee shall give Farmor written notice describing the status of the well and stating whether or not Farmee elects to drill a substitute well. Such notice shall be given while the drilling rig or completion unit is on the well, or within ten days after its release. Failure to timely make such an election shall be deemed to be an election by Farmee not to drill a substitute well. Farmee's only penalty for not electing to drill a substitute well will be the loss of its rights to earn an assignment.

     (b) If Farmee elects to drill a substitute well, Farmor shall advise Farmee in writing within 24 hours after receipt of Farmee's notice to either plug the original well or turn it over to Farmor as provided in Section 9.1 below, and to proceed with the substitute well, it is provided, however, that Farmor shall not be required to make a takeover election until all of the notices and information, including but not limited to logs and test data, have been received as provided in Exhibit "A" attached hereto. If Farmor elects not to take over the well or fails to make an election, Farmee shall promptly plug and abandon the well.

     (c) If Farmee elects not to drill a substitute well, or if Farmee has waived its right to do so as hereinabove provided, Farmor shall advise Farmee in writing within 24 hours after receipt of Farmee's notice whether or not Farmor elects to take over the well pursuant to Section 9.1 below; it is provided, however, that Farmor shall not be required to make a takeover election until all of the notices and information, including but not limited to logs and test data, have been received as provided in Exhibit "A" attached hereto. If Farmor elects not to take over the well or fails to make an election, Farmee shall promptly plug and abandon the well and restore the surface. In the event Farmee elects not to drill a substitute well, Farmee shall have no right to drill a substitute well in order to earn an assignment hereunder.

     (d) A substitute well drilled hereunder shall be spudded within 90 days after Farmee's election to drill it and the well shall be drilled, tested and completed or plugged and abandoned in accordance with all of the requirements specified herein for the Initial Well and with the same consequences. In like manner, Farmee shall have the continuing right to drill substitute wells in accordance with the foregoing terms, conditions and provisions in order to earn an assignment of the Farmout Area. Reference herein to the Initial Well shall include its substitute well(s).

2.4 Commencement of Operations. Operations for drilling shall be deemed to have commenced on the date, and not earlier than such date, on which the drilling rig arrives on location.

2.5 Completion or Abandonment. After timely commencement, the Initial Well will be drilled to Contract Depth in a workmanlike manner and without cessation of operations until it is completed or temporarily abandoned as a well capable of producing oil and/or gas in paying quantities (as determined by the application of 30 CFR Section 250.116 or any successor regulation) or until Farmee plugs and abandons the well as a dry or lost hole, subject however to Farmor's right to take over said well as described in this
     Article II and in Article IX.

2.6 Shallower Completion. In the event Farmee encounters Gulf Coast conditions in the Initial Well and is unable to reach Contract Depth, Farmee shall have the right, but not the obligation, to complete such well at a depth shallower ("shallower completion") than Contract Depth. Should such shallower completion satisfy the requirements of 30 CFR Section 250.116 or any successor regulation, Farmee shall earn an Assignment of Operating Rights in the Farmout Area from the surface down to the stratigraphic equivalent of the total depth drilled and logged plus one hundred feet. Farmee shall have the right to drill a substitute well to Contract Depth pursuant to the provisions of Section 2.3 to earn additional rights in the Farmout Area.

2.7 Cost and Liabilities. All operations conducted or caused to be conducted by Farmee shall be conducted at Farmee's sole cost, risk and expense and shall be subject to the indemnity provisions of Article VII below. Farmor shall not be liable for any costs, expenses or damages accrued, relating to, or in any way arising out of this Agreement or operations hereunder.

2.8 Farmout Wells. The Initial Well and any other wells drilled pursuant to this Agreement may be referred to herein collectively as "Farmout Wells" or individually as "Farmout Well".

                                       III

                     DRILLING, WELL DATA AND CONFIDENTIALITY

3.1 Access. Farmor shall have access at its sole cost, risk and expense to the rig floor at all times and shall be entitled to all information free of cost relative to the drilling, testing, completing, equipping and operating of all wells, to include the Initial Well drilled by

     Farmee pursuant to the terms of this Agreement. It is understood and agreed that in connection with the drilling of wells by Farmee pursuant to the terms of this Agreement, Farmee shall furnish Farmor with the notices and information listed on Exhibit "A", which notices and information shall be promptly furnished to Farmor free of cost and shall become the property of Farmor in sufficient time for its representatives to be present at the well when such operations are conducted.

3.2 Performance Standards. During the drilling of any well pursuant to this Agreement, Farmee shall conduct its operations hereunder in a diligent and workmanlike manner as would a reasonably prudent operator under the same or similar circumstances, and in accordance with all applicable federal, state and local laws, regulations, rules and orders. Farmee shall evaluate all oil and/or gas shows encountered in any well drilled hereunder and shall use its best efforts to complete the well as a producer of oil and/or gas in paying quantities. If any well is not capable of producing oil and/or gas (as determined by the application of 30 CFR Section 250.116 or any successor regulation), Farmee agrees, subject to Farmor's election as provided in Articles II and IX, to plug and abandon same in accordance with the laws, regulations, rules and orders of the regulatory authorities and to promptly furnish Farmor a copy of the plugging report filed with such authorities.

                                       IV

                             ASSIGNMENT OF INTEREST

4.1 Prerequisites to Assignment of Interest in the Lease. Farmee shall be entitled to an Assignment of Operating Rights, down to and including the Contract Depth, upon fulfilling the following to Farmor's satisfaction:

     (a) Qualifying the Initial Well, to include a substitute therefore, as a well capable of producing oil and/or gas in paying quantities under OCS regulations found in 30 CFR Section 250.116, Gulf of Mexico determination of well producibility, to include any successor regulation; or mutual agreement of the parties in writing that the Initial Well is a well which would satisfy the criteria of said 30 CFR
          Section 250.116; and

     (b)  Furnishing  Farmor  copies  of  any  completion   reports  filed  with
          governmental agencies and all reports and other data required by Exhibit "A" and

     (c)  Compliance with all other provisions of this Agreement.

     In the event the Initial Well, to include its substitute, satisfies and fulfills the conditions as set forth above, it shall be termed and deemed the "Earning Well" for the Farmout Area.

4.2 Preparation of Assignment. Farmor shall prepare any assignment of Operating Rights in the Farmout Area within thirty (30) days after receipt by Farmor of written notice from Farmee that the Earning Well has been determined by the Minerals Management Service ("MMS") to be a well capable of producing oil and/or gas in paying quantities under 30 CFR Section 250.116. or within thirty (30) days from the date that the parties agree in writing that the Earning Well is capable of satisfying the criteria of 30 CFR Section 250.116.

4.3 Effective Date. The effective date of any assignment of Operating Rights made hereunder shall be the date the Earning Well is determined by the MMS to be qualified as a well capable of producing oil and/or gas in paying quantities under 30 CFR Section 250.116 or the date on which the parties agree in writing that the Earning Well is capable of satisfying the criteria of 30 CFR Section 250.116.

4.4 Warranty. Any assignment made by Farmor pursuant to this Agreement shall be without warranty of title, express or implied, except that Farmor shall warrant title to the Lease to Farmee against anyone claiming an interest in the Lease by, through or under Farmor, but not otherwise.

4.5 Depth Limitation. Notwithstanding anything to the contrary contained herein, unless the Initial Well is drilled to the Contract Depth, any assignment of Operating Rights made hereunder as a result of having drilled and completed the Initial Well, to include its substitute, as a producer of oil and/or gas in paying quantities, shall be limited to 50,000' below the surface of the earth.

4.6 Liens. It is understood and agreed that prior to the delivery of the assignment described herein, Farmor shall be furnished sufficient evidence by Farmee that no liens or other encumbrances exist against Lease OCS-G 20658 for unpaid mechanic's and materialmen's services or for any other outstanding obligations or expenditures as a result of Farmee's operations pursuant to this Agreement except for liens and/or security interests to financial institutions as part of a financing arrangement. It is further understood and agreed that if any such liens are attached against the Lease, Farmee will indemnify Farmor therefrom, including all costs and expenses, and promptly discharge and pay same to the satisfaction of Farmor before such assignment is executed and delivered to Farmee.

4.7  Reassignment:

     If production in paying quantities (subsequent to initial production to sales) ceases from all of Farmee's completions for 120 consecutive days during which period of time Farmee has not (i) conducted operations in pursuit of reestablishing production (such as workover, recompletion, drilling, construction, repair or other operations) or notified

     Farmor that it intends to commence operations within 180 days, or (ii) applied for a lease protective order by the MMS (SOO, SOP, etc.), prior to termination of this Agreement, Farmee will endeavor to notify Farmor of said termination, and upon Farmee's receipt of Farmor's written request for a reassignment (at Farmor's sole election) within thirty (30) days thereof, and prior to lease termination, Farmee will assign or reconvey to Farmor all rights in and to the Farmout Lands. Farmee shall not be liable to Farmor for lost income, punitive damages, lost production or lost reserves in the event Farmee fails to notify Farmor. Such reassignment shall be free and clear of all liens, claims, mortgages and other encumbrances against the Lease created by Farmee and shall be free and clear of any overriding royalty interest, production payment and other similar burdens of any kind, created by Farmee, with the exception of lessor's royalty pursuant to the Lease terms covering such Farmout Lands and such other burdens that existed at the time Farmee earned an assignment of the Farmout Lands. This provision regarding the reassignment of the Farmout Lands to Farmor in the event of cessation of production as described above shall apply for as long as Farmee, its successors and assigns, owns an interest in the Farmout Lands pursuant to this Agreement.

                                        V

                             ELECTION AND INTEREST

5.1 Reservation of Overriding Royalty in Farmout Area. In any assignment of Operating Rights made hereunder, Farmor will reserve the following overriding royalty interest in production attributable to the assigned interests and renewals and extensions thereof:

     (a) On oil, including condensate and other liquid hydrocarbons, an overriding royalty equal to the difference between thirty percent (30%) and existing leasehold burdens as of the date of this agreement of that produced and saved from or attributable to the assigned interests, to be delivered free of costs at the well(s) or to the credit for Farmor into the pipeline to which the well(s) may be connected.

     (b) On all gas, including casinghead gas or other gaseous substance, produced from or attributable to the assigned interests and sold or used for purposes other than the exercise of Operating Rights in connection with the well(s) (including any gas utilized in the manufacture of gasoline or other products), an overriding royalty equal to the difference between thirty percent (30%) and existing leasehold burdens as of the date of this agreement.

     (c) On sulfur produced with oil and/or gas, an overriding royalty equal to the difference between thirty percent (30%) and existing leasehold burdens as of the date of this agreement.

     In the event that the Farmor, at any time, declines or otherwise fails to take its overriding royalty interest share of the production in kind, Farmee shall be obligated as a reasonable and prudent operator to market Farmor's overriding royalty share of production. Said overriding royalty interest shall be computed and paid at the same time and in the same manner as royalties are computed and paid to the Lessor under the terms of the Lease. Such overriding royalty interest shall be free and clear of all other royalty, overriding royalty and other burdens affecting said Lease and shall be free of all costs of exploring, operating, developing, producing, marketing and maintaining said Lease in force and effect, except the proportionate share of severance, production and other like taxes applicable to such overriding royalty interest.

                                       VI
                         LEASES OBLIGATIONS AND PERMITS

6.1 Assumption of Obligations. Farmee shall assume all obligations of Lessee under the Lease and any other agreement which affects the Farmout Area insofar as the Farmout Area is covered, and shall comply with all provisions of said Lease or other agreement, express or implied, and shall conduct Farmee's operations as would a reasonably prudent operator.

6.2 Permits and Reports. As between Farmor and Farmee, Farmee shall assume all duties, responsibilities, and liabilities in connection with securing and complying with the terms of all necessary permits, and Farmee shall file any information and shall make any and all reports necessary in connection with the drilling, completing and the plugging and abandoning of any well or wells drilled under the terms of this Agreement.

6.3 Subsequently Created Burdens. Farmee, its successors and assigns, shall be solely responsible for bearing and paying: (a) all overriding royalty interests, production payments, liens, and other burdens and encumbrances, if any, that affect the Lease and are created or claimed by, through, or under Farmee; and (b) the overriding royalty interest reserved by Farmor in this Agreement.

6.4 Payment of Royalty. As between Farmor and Farmee, Farmee shall be responsible for the payment of all royalties (to include minimum royalty payments) and overriding royalties due from production obtained or attributable to the assigned rights and within forty-five (45) days prior to the anniversary date of the Lease shall provide Farmor with notice of the amount of royalty actually paid during the prior twelve (12) month period.

6.5 Pipelines and Facilities. Farmor currently has a pipeline on the Lease under Right-of-Way OCS-G 25263, Segment No. 14221 which ties in to the High Island 52 "A" Platform. Should Farmee earn as assignment as provided herein, Farmee shall have the right to tie-in to Farmors' pipeline if it so desires. Should Farmee tie-in to said pipeline, then Farmor shall have the option to assign said Right-of-Way OCS-G 25263 to Farmee and Farmee shall have the responsibility and liability to abandon said pipeline. Farmor shall also have the option to assign and convey to Farmee any facilities owned by Farmor on the High Island 52 "A" Platform and Farmee shall have the responsibility and liability to abandon said facilities.

                                       VII
                            INDEMNITY AND INSURANCE

7.1 INDEMNITY. FARMEE AGREES TO ASSUME RESPONSIBILITY FOR AND INDEMNIFY, HOLD HARMLESS AND DEFEND FARMOR, ITS SUCCESSORS AND ASSIGNS, FROM AND AGAINST ANY OBLIGATIONS, LOSSES, DAMAGES, CLAIMS, DEMANDS, SUITS, COSTS, EXPENSES, PENALTIES, FINES, LIENS AND LIABILITIES WHATSOEVER (INCLUDING REASONABLE ATTORNEY'S FEES AND EXPENSES), ACCRUING OR IN ANY WAY RELATING TO THE OWNERSHIP, DEVELOPMENT, EXPLORATION, OPERATION AND MAINTENANCE OF THE LEASE AS TO THE FARMOUT AREA (A "LIABILITY"), INCLUDING BUT NOT LIMITED TO ANY LIABILITY ASSOCIATED WITH OIL AND GAS WELLS, EQUIPMENT, PLATFORMS, FACILITIES, PIPELINES, FIXTURES AND OTHER APPURTENANCES (COLLECTIVELY, THE "FACILITIES") LOCATED THEREON WHICH FARMEE INSTALLED OR USED TO PRODUCE, PROCESS, TRANSPORT OR OTHERWISE HANDLE HYDROCARBONS PRODUCED FROM THE FARMOUT AREA AND INCLUDING ANY LIABILITY WHETHER DIRECT OR INDIRECT, KNOWN OR UNFORESEEN, THAT MAY ARISE UNDER ANY LAW OR REGULATION APPLICABLE THERETO INCLUDING, WITHOUT LIMITATION, THE OIL POLLUTION ACT OF 1990, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED (42 U.S.C. Sections 6901 ET SEQ.), THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, (42 U.S.C. Sections 6901 ET SEQ.), THE CLEAN WATER ACT (33 U.S.C. Sections 466 ET SEQ.), THE SAFE DRINKING WATER ACT (14 U.S.C. Sections 1401-1450), THE HAZARDOUS MINERALS TRANSPORTATION ACT (49 U.S.C. Sections 1801 ET SEQ.), THE TOXIC SUBSTANCE CONTROL ACT (15 U.S.C. Sections 2601-2629), THE CLEAN AIR ACT, AS AMENDED (49 U.S.C. Sections 7401 ET SEQ.), THE CLEAN AIR ACT AMENDMENTS OF 1990 AND ANY OTHER APPLICABLE FEDERAL, STATE OR LOCAL LAW..

7.2 Abandonment. If Farmee elects to abandon any well drilled on the Farmout Area and Farmor does not exercise its takeover option as described in
     Article II and Article IX, Farmee shall remain responsible for all costs, risks, expenses and other liabilities associated with plugging and abandonment of the well and restoration of the premises. Notwithstanding anything found in this Agreement to the contrary, other than with respect to a well conveyed to Farmor pursuant to Article II and Article IX, Farmee agrees to assume all plugging, abandonment and restoration obligations with regard to its operations on the Farmout Area, including any platforms and/or facilities it has installed on the Farmout Area, and Farmee agrees to indemnify, defend and hold Farmor harmless from any and all costs, expenses, liabilities, claims, demands, or causes of action of every kind or character brought by or on behalf of any person or entity with respect to such plugging, abandonment and restoration obligations.

7.3 Insurance. Farmee shall, at all times while this Agreement is in force and effect, carry insurance set forth on Exhibit "B" attached hereto and made a part hereof and shall include coverage for all claims under the United States Longshoremen's and Harbor Workers' Act, the Jones Act, and the Outer Continental Shelf Lands Act. All such policies (except Worker's Compensation coverage) shall name Farmor, its officers, directors, employees and agents, as additional insureds and to waive its right of subrogation, and to cause its insurers to waive their rights of subrogation, against the Farmor and others noted above.

                                      VIII

                               FAILURE TO PERFORM

8.1 Reports and Information. In the event of Farmee's failure to make reports and/or furnish information as required by this Agreement or to comply with the other covenants and conditions of this Agreement, Farmor shall notify Farmee in writing of such failure, and Farmee shall have fifteen (15) days, exclusive of Saturdays, Sundays, and federal holidays, from the receipt thereof to comply with this Agreement. If Farmee fails to timely comply with respect to such reports and information after receipt of the notice, Farmor shall, in addition to other legal remedies it may have, be relieved of its obligation to make an assignment to Farmee and may, at its option, terminate this Agreement, however, Farmee shall continue to be responsible for all obligations accrued or assumed by Farmee prior to such default.

8.2 Operations. In the event of Farmee's failure to commence or cause to be commenced and complete the drilling of the Initial Well or a substitute therefore in the time and manner herein provided, this Agreement shall terminate; however, Farmee shall continue to be responsible for all obligations accrued or assumed by Farmee prior to such default.

8.3 Notice of Termination. Farmor shall give Farmee written notice of termination; however, in the event Farmee fails to commence and complete the drilling of the Initial Well or substitute therefor within the time frame herein provided, termination shall occur automatically and no such notice shall be required to effectuate the termination.

                                       IX

                            OPTION TO TAKE OVER WELL

9.1 Option to Take Over Well. If the Initial Well results in a dry hole, or if prior to reaching Contract Depth Farmee encounters Gulf Coast Conditions and elects to abandon the well,

     Farmor will have the right and option as set out in Article II above to take over said well, at its sole cost, risk, expense and liability, and to perform such additional tests and/or drilling as it chooses. If Farmor performs additional tests or performs any operation in the well, the cost of plugging and abandoning the well and restoring the premises shall be borne by Farmor.

                                        X

                                     NOTICES

10.1 Notices. Unless otherwise provided for, all notices and information provided for herein shall be delivered to the following addresses:

     (a)  if to Farmor:
          Forest Oil Corporation
          1600 Broadway, Suite 2200
          Denver, Colorado, 80202
          Attn: Gulf Region Land Manager
          Telephone: (303)812-1400
          Telecopier: (303)812-1454

     (b)  if to Farmee
          Millennium Offshore Group, Inc.
          5300 Memorial, Suite 1070
          Houston, Texas 77007
          Attn: Mr. Jerry Niekamp
          Ph. #: (713)652-0137
          Fax #: (713)652-0482

     Notices and information shall be deemed delivered when deposited in the United States Mail or at the office of a courier or telegraph service, or upon transmittal by telex, telecopy or facsimile, or when personally delivered to the party notified.

                                       XI

                           INTERNAL REVENUE PROVISION

11.1 Internal Revenue Provision. Notwithstanding any provisions herein that the rights and liabilities hereunder are several and not joint or collective or that the Agreement and the operations hereunder shall not constitute a partnership, each party elects to be excluded from the application of all or any part of the provisions of Subchapter K Chapter 1, Subtitle A, Internal revenue Code of 1986, as amended, or similar provisions of any applicable state laws.

                                      XII

                                      LAW

12.1 Law. The Agreement and the legal relationship between the parties shall be interpreted and construed under the laws of the State of Texas without regard to principles of choice of laws, unless Federal Maritime Law applies, in which case Federal Maritime Laws shall govern. All terms and provisions of this Agreement are hereby expressly made subject to all applicable Federal and State Laws and to all orders, rules, and regulations of any duly constituted authority having jurisdiction over the premise. It is the intent of the parties that the provisions contained in this Agreement be severable. Should the whole or any portion of an Article hereof be held void or invalid, such holding shall not affect the other portions which can be given effect without the invalid or void portion.

12.2 Compliance. All the terms and provisions of this Agreement are hereby expressly made subject to all applicable Federal and State Laws and to all orders, rules and regulations of any duly constituted authority having jurisdiction over the premises. No party shall suffer a forfeiture and be liable in damages for failure to comply with any of the provisions of this Agreement if such compliance is prevented by or if such failure results from compliance with any such law, order, rule, or regulation.

                                      XIII

                                   EMPLOYMENT

13.1 Equal Opportunity Employment. Farmor and Farmee are Equal Opportunity Employers. To the extent that this Agreement may be subject to Executive Order 11246, as amended, the equal opportunity provisions at 41 CFR 60-1 are incorporated herein by reference. If the provisions of 30 CFR 271 apply to this Agreement, these provisions are also incorporated herein by reference.

13.2 Affirmative Action. To the extent required by applicable laws and regulations, this Agreement also includes and is subject to the affirmative action clauses concerning disabled veterans and veterans of the Vietnam era (41 CFR 60-250) and the affirmative action clauses concerning employment of the handicapped (41 CRF 60-741), which clauses are incorporated herein by reference.

13.3 Non-Segregated Facilities. In the performance of work under this Agreement, Farmor and Farmee shall comply, and Operator shall require each independent contractor to comply, with the governmental requirements set forth in Exhibit "C" attached hereto, pertaining to non-segregated facilities.

                                      XIV

                        ASSIGNMENT OF FARMOUT AGREEMENT

14.1 Consent. This Agreement is binding upon the parties hereto, their successors, and assigns, provided no assignment of this Agreement or the rights and interests that are earned and assigned hereunder, except for assignments to Affiliates (hereafter defined), may be made without Farmor's prior written consent, which shall not be unreasonably withheld. It is specifically provided hereunder that Farmee may assign a portion of its rights hereunder to Ridgewood Energy Corporation and Ridgewood Energy Corporation will be subject to all of the terms, provisions and conditions contained herein. Any assignment which is not in compliance with the terms of this Article shall be voidable at Farmor's option. Consent by Farmor to any such assignment shall not relieve Farmee nor any assignee from the timely and proper performance of any of Farmee's obligations hereunder. In the event of an assignment, Farmee and any assignee shall be bound with said third person for all obligations that may arise out of this Agreement including any assignment earned hereunder, and Farmor may hold Farmee or any assignee liable for full and complete compliance and performance of all of the obligations of Farmee under this Agreement. For the purpose of this provision, an "Affiliate" shall refer to any corporation, partnership, joint venture or other entity that is directly or indirectly controlling, controlled by, or under common control with, Farmee.

                                       XV

                                    EXHIBITS

15.1 Exhibits. The exhibits referred to in this Agreement are attached hereto and made a part hereof for all purposes.

                                       XVI

                                      TERM

16.1 Term. This Agreement shall terminate when and if the Initial Well or a substitute therefore is not drilled and completed and qualified as a well capable of producing oil and/or gas in paying quantities as provided in
     Section 4.1 (a); otherwise this Agreement, unless sooner terminated by agreement of the parties or as provided elsewhere herein, shall remain in full force and effect so long as the Operating Rights are continued in force and until all obligations under Article VII have been fully satisfied. In all cases, Farmee's obligations under or arising out of this Agreement shall survive the termination of this Agreement.

                                      XVII

                                ARTICLE HEADINGS

17.1 Article Headings. The underlined headings in this Agreement are used for convenience and shall not be considered in construing this Agreement.

                                       XIX

                       AGREEMENT AND COUNTERPART EXECUTION

18.1 Agreement. This Agreement is not intended to benefit or create any rights in any entity not a party to this Agreement. This instrument contains the final and entire agreement of the parties with respect to the matters covered by this Agreement and as such supersedes all prior written or oral communications and agreements in his regard. This Agreement may not be modified or changed except by written amendment signed by all of the parties.

18.2 Timely Execution. If the terms, provisions, conditions, reservations and elections set forth and contained herein correctly reflect the understanding of our agreement, please so indicate Farmee's acceptance of same by signing in the space provided and returning an executed original of this Agreement to Farmor within twenty (20) days of your receipt. Should you fail to sign and return within the time period so provided, Farmor may, at its sole option, grant you additional time in which to execute and return this Agreement, or this offer shall automatically terminate.

18.3 Counterpart Execution. This Agreement may be executed in counterparts, no one of which needs to be executed by all parties to this Agreement. When all parties have executed a counterpart of this Agreement, it shall be binding upon all parties with the same force and effect as if all parties had signed the same document.

     This Agreement is executed the 24th day of August 2004, effective as of July 10, 2004.

FARMOR:

Forest Oil Corporate


By: /s/ J. C. Ridens                   Date: 8/24/04
    --------------------------------
Name: J. C. Ridens
Title: Senior Vice President
       Gulf Coast Region

FARMEE:

Millennium Offshore Group, Inc.


By: /s/ D. Kent Singleton              Date: 8/25/04
    --------------------------------
Name: D. Kent Singleton
Title: Executive Vice President

                                 ACKNOWLEDGMENTS

STATE OF TEXAS

COUNTY OF HARRIS

     On this 25th day of August, 2004, before me, appeared D. Kent Singleton, to me personally known, who, being by me duly sworn, did say that he is the Executive Vice President of Millennium Offshore Group, Inc. and that the foregoing instrument was signed on behalf of that corporation by authority of its Board of Directors and acknowledged the instrument to be the free act and deed of that corporation.


                                       /s/ Jerry D. Niekamp
                                       -----------------------------------------
                                       Notary Public, State of Texas

My Commission expires:

           [SEAL]
      JERRY D. NIEKAMP
NOTARY PUBLIC, STATE OF TEXAS
    MY COMMISSION EXPIRES
        FEB. 20, 2005

STATE OF COLORADO

COUNTY OF DENVER

     On this 24th day August, 2004, before me, appeared J. C. Ridens, to me personally known, who, being by me duly sworn, did say that he/she is the Gulf Region Vice President of Forest Oil Corporation, a New York corporation and that the foregoing instrument was signed on behalf of that company by authority of its Board of Directors and acknowledged the instrument to be the free act and deed of that company.


                                       /s/ Karen Aspinwall
                                       -----------------------------------------
                                       Notary Public, State of Colorado

My Commission expires:

My Commission expires Nov. 14, 2005

     [SEAL]
 KAREN ASPINWALL
  NOTARY PUBLIC
STATE OF COLORADO

                                   EXHIBIT "A"

     Attached to and made a part of that certain Farmout Agreement dated effective July 10, 2004 and between Forest Oil Corporation, as Farmor, and Millennium Offshore Group, Inc. as Farmee.

      FOREST OIL CORPORATION                    HIGH ISALND BLOCK 53
    1600 BROADWAY, SUITE 2200                       OCS-G 20658
        DENVER, CO 80202
         (303) 812-1400

    FOREST OIL'S DISTRIBUTION                GEOLOGY FAX # (303) 812-1722
       REPORTS AND LOGS                      GEOLOGY OFF # (303) 812-1400

3 Copies                               1.   Final Drilling Reports.
ATTN: Heather Hamit

3 Copies                               2.   Drilling  &  Production  items (ie.
ATTN: Heather Hamit                         Production     reports,     summary
                                            reports, gov't forms files pursuant
                                            to  USGS   regs,   well   programs,
                                            workover  recommendations  spill or
                                            blowout notices, formation tests.)

ATTN: Jack Slechta                     3.   Plans   of    Exploration    and/or
                                            Development  with any  accompanying
                                            geological or geophysical  maps and
                                            sections.

1 Copy
ATTN: Jack Slechta                     4.   Daily Mud Logs.

3 Copies
ATTN: Jack Slechta                     5.   Final Mud Logs.

3 Copies                               6.   Paleo  Reports,  Core Reports,  and
ATTN: JackSlechta                           Directional Surveys.

1 Copy
ATTN: Jack Slechta                     7.   LOGNET/DATREX/TELECOPY LOGS.

3 Copies                               8.   Field  Copies  of  Wireline   Logs,
ATTN: Jack Slechta                          and/or LWD (Open & Cased hole).

5 Copies                               9.   Final  Copies  of  Wireline   Logs,
ATTN: Jack Slechta                          and/or LWD (Open & Cased hole).

3 Copies
ATTN: Jack Slechta                     10.  Velocity Survey.

1 Copy
ATTN: Jack Slechta                     11.  3  1/2"   Diskette  LAS  format  of
                                            wireline logs.

I.   LOGNET/DATREX NOTIFICATIONS:

          1)   Jack Slechta:  Office: (303)812-1570
                              Fax: (303)812-1722
               Office e-mail: jjslechta@forestoil.com

          or
          Alternate

               Peter Guynn:   Office: (303)812-1421
                              Fax: (303)812-1722
               Office e-mail: pcguynn@forestoil.com

II.  DAILY DRILLING REPORTS:

          1)   Heather Hamit: Office: (303)812-1665
                              Fax: (303)812-1722
                              Office e-mail: hlhamit@forestoil.com

                                   EXHIBIT "B"

Prior to commencing operations, Farmee shall procure at its expense insurance as set forth below to cover all operations performed under this Agreement:

A. Worker's compensation Insurance to comply with all applicable laws of the jurisdiction where operations are conducted and Employers' Liability
     Insurance of not less than $1,000,000 any one accident. This insurance shall include:

     1.   Coverage   under  the  U.S.   Longshoremen's   and   Harbor   Workers'
          Compensation Act, including its extension for Outer Continental Shelf Lands Operations;

     2. Extension of coverage to include liability under Admiralty Jurisdiction, including the Jones Act, with Marine and Voluntary Compensation Endorsement and an Endorsement for Transportation, Maintenance, Wages and Cure with a limit of not less than $1,000,000 any one accident;

     3. Endorsement to provide that a claim "in rem" will be treated the same as a claim "in personam".

     If, under the laws of the jurisdiction in which operations are conducted, Farmee is authorized to be a self-insurer as to the above coverage, Farmee may elect to be a self-insurer under such laws.

B. Comprehensive General Liability Insurance (including Contractual Liability Coverage to insure the indemnity and hold harmless provisions of this Agreement) with a combined single limit of not less than $1,000,000 any one occurrence for bodily injury and/or property damage. This policy shall contain an "In Rem Endorsement" for offshore operations.

C. Automobile Liability Insurance covering all automotive equipment, if any, used in performing operations under this Agreement with a combined single limit of $1,000,000 any one accident for bodily injury and/or property damage.

D. Umbrella Liability Insurance in the minimum amount of $25,000,000 excess of all primary limits.

E. As required by the OCS Lands Act of 1978, insurance coverage required to meet the $35,000,000 net worth (Financial Responsibility) requirement under said Act. This coverage will be amended as necessary upon issuance of the regulations of the Oil Pollution Act of 1990.

     All of the above policies to the extent permitted by law shall contain provisions whereby Farmee and its insurers waive all rights of subrogation against Farmors. Farmee shall furnish Farmors a Certificate of Insurance as evidence of such coverage and containing the following statement:

          "Farmee  shall  endeavor  in good faith to provide  written  notice to
          Farmors   thirty  (30)  days  prior  to  the  effective  date  of  the cancellation of or reduction in any coverage".

     Farmee, at its option, may elect to be a self-insurer as to the above coverage. For any or all of the above coverage, it is understood and agreed that Farmee will indemnify and hold harmless Farmors from and against any and all claims to the extent Farmors would have been protected if insurance had been purchased.


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

                                   EXHIBIT "C"

          EXECUTIVE ORDER NO, 11246 AS AMENDED BY EXECUTIVE ORDER 11375

                        NONDISCRIMINATION IN EMPLOYMENT

Attached to and made a part of that certain Farmout Agreement dated effective ________________, 2004, by and between Noble Energy, Inc., as Farmor, and Forest Oil Corporation, as Farmee.

     During the performance of this Contract, the CONTRACTOR (meaning and referring separately to each party hereto) agrees as follows:

     (1) The Contractor will not discriminate against any employee or applicant for employment because of race, religion, color, sex, disability or perceived disability or national origin. The Contractor will take affirmative action to ensure that applicants are employed, and the employees are treated during employment, without regard to their race, religion, color, sex, disability or perceived disability, or national origin, such action shall include, but not be limited to the following: employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The Contractor agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by the contracting officer setting forth the provision of this nondiscrimination clause.

     (2) The Contractor will, in all solicitations or advertisements for employees placed by or on behalf of the Contractor, state that all qualified applicants will receive consideration for employment without regard to race, religion, color, sex, disability or perceived disability, or national origin.

     (3) The Contractor will send to each labor union or representative or workers with which he has a collective bargaining Agreement or other contract or understanding, a notice to be provided by the agency contracting officer, advising the labor union or worker's representative of the Contractor's commitments under Executive Order 11246 as amended by Executive Order 11375 and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

     (4) The Contractor will comply with all provisions of Executive Order 11246 as amended by Executive Order 11375 and of the rules, regulations, and relevant orders of the Secretary of Labor.

     (5) The Contractor will furnish all information and reports required by Executive Order 11246 as amended by Executive Order 11375, and by the rules, regulations and orders of the Secretary of Labor, or pursuant thereto, and will permit access to his books, records, and accounts by the contracting agency and the Secretary of Labor for the purposes of investigation to ascertain compliance with such rules, regulations and orders.

     (6) In the event of the Contractor's noncompliance with the nondiscrimination clauses of this Contract or with any such rules, regulations, or orders, this Contract may be canceled, terminated, or suspended in whole or in part, and the Contractor may be declared ineligible for further Government contracts in accordance with procedures authorized in Executive Order 11246 as amended by Executive Order 11375 and such other sanctions may be imposed and remedies invoked, or by rules, regulations, or orders of the Secretary of Labor, or as otherwise provided by law.

     (7) The  Contractor  will include the  provisions of Paragraphs (1) through
(7) in every subcontract or purchase order unless exempted by rules, regulations, or orders of the Secretary of Labor issued pursuant to Section 204 of Executive Order 11246 so that such provisions will be binding upon each subcontractor or vendor. The Contractor will take such action with respect to any subcontract or purchase order as the contracting agency may direct as a means of enforcing such provisions including sanctions for noncompliance: provided, however, that in the event that Contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the contracting agency, the Contractor may request the United States to enter into such litigation to protect the interests of the United States.

     Contractor acknowledges that it may be required to file Standard Form 100 (EEO-1) promulgated jointly by the Office of Federal Contract Compliance, the Equal Employment Opportunity Commission, and Plans for Progress with Joint Reporting Committee, Federal Depot, Jeffersonville, Indiana, within thirty (30) days of the date of contract award if such report has not been filed for the current year and otherwise comply with or file such other compliance reports as may be required under Executive Order 11246 as amended by Executive Order 11375.

     Contractor further acknowledges that it may be required to develop a written affirmative action compliance program as required by the Rules and Regulations approved by the Secretary of Labor under authority of Executive Order 11246 as amended by Executive Order 11375 and supply the other party hereto with a copy of such program if such party so requests.

     The provisions hereof are subject to the exemptions, qualifications and limitations contained in and which Contractor may claim under 41 CFR Chapter 60, and such provisions are qualified to the extent and so that Contractor shall have the full benefit thereof. The terms used herein shall have the meanings specified in 41 CFR Section 1 -12, 802.

                   AFFIRMATIVE ACTION FOR HANDICAPPED WORKERS

     The regulations issued under the Rehabilitation Act of 1973 in Title 41, Chapter 60, Part 60-741 of the Code of Federal Regulations are incorporated herein by reference unless this Agreement is exempt by Federal law, rules, regulations or orders of the Secretary of Labor issued pursuant to said Rehabilitation Act of 1973. The provisions for the Americans with Disabilities
Act of 1990, 42 U.S.C.A. Section 12101 et seq., and the implementing regulations, are incorporated herein by reference.

    AFFIRMATIVE ACTION FOR DISABLED VETERANS AND VETERANS OF THE VIETNAM ERA

     The regulations issued under the Vietnam Era Veterans Readjustment Assistance Act of 1971 in Title 41, Chapter 60, part 60-250 of the Code of the Federal Regulations are incorporated herein by reference unless this Agreement is exempted by Federal law, rules, regulations or orders of the Secretary of Labor issued pursuant to said Vietnam Era Veterans Readjustment Assistance Act of 1974.

                          MINORITY BUSINESS ENTERPRISES

     The regulations issued under C41 CFR 1-1.1310-2; Executive Order 11625, are incorporated herein by reference unless this Agreement is exempted by Federal law, rules, regulations or orders of the Secretary of Labor issued pursuant to said Executive Order.

                    CERTIFICATE OF NON-SEGREGATED FACILITIES

     Each of the parties to the Contract to which this Certificate is attached as an Exhibit do hereby assure the other (the "assured") that it does not and will not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not and will not permit its employees to perform their service at any location, under its control, where segregated facilities are maintained. For this purpose, it its understood that the phrase "segregated facilities" includes facilities which are in fact segregated on a basis of race, color, religion, or national origin, because of habit, local custom, or otherwise. It is further understood and agreed that maintaining or providing segregated facilities for its employees or permitting its employees to perform their services at any location under its control where segregated facilities are maintained is a violation of the equal opportunity clause required by Executive Order 11246 of September 24, 1965.

     Each of the parties further understands and agrees that a breach of the assurance herein contained subjects to the provisions of the Order at 41 CFR Chapter 60 of the Secretary of Labor dated May 21, 1968, and the provisions of the equal opportunity clause enumerated in contracts between the United States of America and the assured.

     Whoever knowingly and willfully makes any false, fictitious, or fraudulent representation may be liable to criminal prosecution under 18 U.S.C. Par. 1001.

     Each of the parties reserves to itself the benefit of all exemptions, qualifications and limitations contained in and which it may claim under 41 CFR Chapter 60 and this certification is qualified to the extent and so that the undersigned shall have the full benefit thereof.


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